EXHIBIT 12.8

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         ENGINEERING, PROCUREMENT AND CONSTRUCTION MANAGEMENT AGREEMENT


                             (LAS CRISTINAS PROJECT)

                           ENTERED INTO BY AND BETWEEN

                      CRYSTALLEX INTERNATIONAL CORPORATION

                             A CANADIAN CORPORATION

                                       AND

                      SNC-LAVALIN ENGINEERS & CONSTRUCTORS

                             A CANADIAN CORPORATION

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Engineering, Procurement And
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                                TABLE OF CONTENTS

        Recitals...............................................................1
        Agreement..............................................................1

ARTICLE 1       ENGINEERING CONSULTANT'S GENERAL RESPONSIBILITIES..............2

        1.1     Contract Services and Documents................................2
        1.2     Scope of EPCM Services and Work................................2
        1.3     Engineering Consultant's Responsibilities......................3
        1.4     Independent Contractor Status..................................3
        1.5     Owner's Right to Control and Direct Engineering
                Consultant, and Engineering; Consultant's Status
                as Limited Agent of Owner......................................3
        1.6     Project Control Budget.........................................3
        1.7     Project Control Schedule.......................................3
        1.8     Prior Services of Engineering Consultant.......................4

ARTICLE 2       PROJECT MANAGEMENT AND CONTROL SERVICES........................4

        2.1     Owner's Objectives.............................................4
        2.2     Project Procedures Manual......................................4
        2.3     Scope Change Orders............................................5
        2.4     Field Work Orders..............................................5
        2.5     Requests for Change............................................5

ARTICLE 3       ENGINEERING SERVICES...........................................6

        3.1     Conceptual and Detailed Designs................................6
        3.2     Engineering Drawings and Specifications........................6
        3.3     Owner's Right to Review and Approve............................6
        3.4     Time Allowed for Review........................................6
        3.5     No Liability of Owner for Review or Approval...................7
        3.6     Copies of Final Construction Drawings..........................7
        3.7     As-Built and Surveys...........................................7
        3.8     Spare Parts Lists..............................................7
        3.9     Ownership of Design Materials..................................7
        3.10    Use of Design Materials by Owner...............................7

ARTICLE 4       INSPECTION AND EXPEDITING......................................8

        4.1     Engineering Consultant Agent of Owner as to

                Procurement of Materials.......................................8
        4.2     Engineering Consultant Responsible for Materials Procurement...8
        4.3     On-Time Arrivals...............................................8
        4.4     Administration of Purchase Orders Furnished by Owner...........8


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        4.5     Owner's Title Only Upon Delivery and Risk of Loss..............8
        4.6     Inspection Reports.............................................9
        4.7     Competitive Bidding............................................9
        4.8     Warranties From Suppliers......................................9
        4.9     Owner's Right to Approve Suppliers.............................9
        4.10    Review of Bids and Proposals...................................9
        4.11    Used Materials................................................10
        4.12    Unused Materials to Remain Property of Owner..................10

ARTICLE 5       CONSTRUCTION MANAGEMENT SERVICES..............................10

        5.1     Engineering Consultant to Act as Owner's Agent................10
        5.2     Duty of Competent Supervision.................................10
        5.3     Temporary Buildings...........................................10
        5.4     Permits.......................................................10
        5.5     Quotations....................................................11
        5.6     Review of Bids and Proposals..................................11
        5.7     Duty to Supervise Other Contractors and Subcontractors........11
        5.8     Reimbursable Construction Contracts...........................11
        5.9     Invoice Verification..........................................11
        5.10    Construction Equipment........................................12
        5.11    Equipment Supply Sources......................................12
        5.12    Tools and Construction Equipment..............................12
        5.13    Condition of Construction Tools and Equipment.................12
        5.14    Unsafe Tools or Equipment.....................................12
        5.15    Tool and Equipment Rental Agreements..........................12
        5.16    Motor Vehicles................................................13
        5.17    Testing Procedures............................................13
        5.18    Construction Contractors' Warranties..........................13
        5.19    Owner's Right to Approve Construction Contracts...............13
        5.20    Audit Rights..................................................13
        5.21    Owner's Right to Approve Subcontracts.........................13

ARTICLE 6       WORK TO BE PERFORMED BY OWNER.................................14

        6.1     Owner's Responsibilities......................................14
        6.2     Review of Data................................................14

ARTICLE 7       PAYMENTS TO ENGINEERING CONSULTANT OR FOR ENGINEERING
                CONSULTANT'S BENEFIT..........................................14

        7.1     Contract Price................................................14

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        7.2     Disputed Invoices.............................................14
        7.3     Changes in Hourly Rates.......................................15
        7.4     Discounts and Rebates to Benefit Owner........................15
        7.5     Retention Bond................................................15

ARTICLE 8       MILESTONE AND INCENTIVE PROGRAM...............................16

        8.1     Milestone Dates...............................................16
        8.2     Definition of Mechanical Completion...........................16
        8.3     Definition of Pre-Operational Testing.........................17
        8.4     Definition of Start-Up........................................17
        8.5     Definition of 100% Throughput.................................17
        8.6     Mechanical Completion Incentive or Penalty....................17
        8.7     Waiver of Penalties...........................................18
        8.8     Budget Incentive or Penalty...................................18
        8.9     Limitation....................................................18
        8.10    Payment of Bonus Amounts......................................18
        8.11    No Process Performance Guaranty...............................18

ARTICLE 9       ACCOUNTING AND PAYMENT PROCEDURES.............................19

        9.1     Monthly Estimates of Chargeable Costs.........................19
        9.2     Payment Procedures............................................19
        9.3     Payment and Review of Engineering Consultant's Invoices.......20
        9.4     Owner's Right of Offset.......................................20
        9.5     Proof of Actual Payment to Workers and Payment of
                Associated Taxes..............................................20
        9.6     Notification of Owner.........................................20
        9.7     Acceptance by Owner...........................................21
        9.8     Final Payment to Engineering Consultant.......................21
        9.9     Method of Accounting..........................................21
        9.10    Inspection by Owner...........................................22
        9.11    Final Cost Breakdown..........................................22
        9.12    Value Added Tax (VAT).........................................22

ARTICLE 10      COMPLIANCE WITH LAW...........................................22

        10.1    Definition of Law.............................................22
        10.2    Required Compliance with Applicable Laws......................22
        10.3    Negotiations with Governmental Authorities....................22

ARTICLE 11      ENGINEERING CONSULTANT'S PERSONNEL............................23

        11.1    Personnel.....................................................23
        11.2    Approved Organization Chart...................................23


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        11.3    Owner's Right of Approval.....................................23
        11.4    Continuity of Approved Personnel..............................23
        11.5    Employment Rules and Regulations..............................24
        11.6    Employee Access to Site.......................................24
        11.7    Owner Not Employer of Engineering Consultant's Personnel......24

ARTICLE 12      SITE CONDITIONS...............................................24

        12.1    Rights of Others..............................................24
        12.2    Clean Up of Site..............................................24

ARTICLE 13      SAFETY........................................................24

        13.1    Safety Programs...............................................24
        13.2    Accident Reports..............................................24

ARTICLE 14      OWNER'S AND ENGINEERING CONSULTANT'S REPRESENTATIVES..........25

        14.1    Representative of Owner.......................................25
        14.2    Representative of Engineering Consultant......................25

ARTICLE 15      SUPERVISION OF CONSTRUCTION CONTRACTORS.......................25

ARTICLE 16      WARRANTIES OF WORKMANSHIP AND MATERIALS.......................25

        16.1    Standard of Care..............................................25
        16.2    Defective EPCM Services.......................................26
        16.3    Construction Contractors......................................26
        16.4    Responsibility for Cost of Repair.............................26
        16.5    Failure to Perform............................................26

ARTICLE 17      INSPECTION....................................................26

ARTICLE 18      PATENTS.......................................................27

ARTICLE 19      TERMINATION OF THE WORK.......................................27

        19.1    Owner's Rights of Suspension or Termination...................27
        19.2    Engineering Consultant's Right to Payment in the Event
                of Suspension or Termination..................................27
        19.3    Full Ownership in Owner.......................................28
        19.4    Engineering Consultant's Right to Terminate...................28
        19.5    Engineering Completion........................................28

ARTICLE 20      LIMITATIONS OF LIABILITY......................................28

        20.1    Limitation....................................................28
        20.2    Engineering Consultant's Liability for Third Party Claims.....28
        20.3    Owner's Liability for Third Party Claims......................29
        20.4    Owner's Right to Recover Insurance Proceeds...................29
        20.5    Compliance With All Applicable Laws...........................29


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ARTICLE 21      INSURANCE.....................................................30

        21.1    Coverage to be Provided by Engineering Consultant.............30
        21.2    Coverage to be Provided by Owner..............................31
        21.3    Terms of Coverage.............................................31
        21.4    Prior Approval................................................32
        21.5    Coverage Not a Limitation.....................................32

ARTICLE 22      GENERAL PROVISIONS............................................32

        22.1    Mining Terms..................................................32
        22.2    Default and Opportunity to Cure...............................32
        22.3    Costs and Fees................................................32
        22.4    Waiver........................................................33
        22.5    Termination...................................................33
        22.6    Use of Airplane...............................................33
        22.7    Notices.......................................................34
        22.8    Interpretation and Time.......................................35
        22.9    Cooperation with Lenders......................................35
        22.10   Successors and Assigns........................................35
        22.11   No Partnership, No Third-Party Beneficiaries..................37
        22.12   Entire Agreement..............................................37
        22.13   Further Assurances............................................37
        22.14   Incorporation of Appendices...................................37
        22.15   Governing Law.................................................37
        22.16   Resolution of Disputes........................................37
        22.17   Multi-Party Disputes..........................................39
        22.18   Severability..................................................40
        22.19   Force Majeure.................................................40
        22.20   Confidentiality...............................................41
        22.21   FCPA/CFPOA....................................................41


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                          ENGINEERING, PROCUREMENT AND

                        CONSTRUCTION MANAGEMENT AGREEMENT

                             (LAS CRISTINAS PROJECT)

The ENGINEERING, PROCUREMENT AND CONSTRUCTION MANAGEMENT AGREEMENT (this "Agreement") is made and entered into on the dates set forth below, to be effective as of February 2, 2004, by and between CRYSTALLEX INTERNATIONAL CORPORATION, a Canadian corporation, ("Owner") and SNC-Lavalin Engineers & Constructors Inc., a Canadian corporation, "Engineering Consultant". Owner and Engineering Consultant are referred to collectively herein as the "Parties" and sometimes individually as "Party".

                                    RECITALS

A. Owner desires to construct a 20,000 tpd gold processing facility, together with related and necessary and appurtenant facilities (collectively, the "Las Cristinas Facility" or the "Project"). The site of the Project is referred to herein as the "Site".

B. Owner wishes to hire Engineering Consultant, and Engineering Consultant is willing to be hired by Owner, to provide project management and control, engineering, procurement and construction management services associated with the design and construction of the Las Cristinas Facility. Engineering Consultant will assist Owner in obtaining all environmental permits or other activities necessary to construct and operate the Project.

C. Engineering Consultant hereby represents to Owner (i) that Engineering Consultant is ready, willing and able to perform its obligations as contemplated in this Agreement, (ii) that Engineering Consultant has visited and studied the Site and the area surrounding the Site, (iii) that Engineering Consultant is familiar with the same and with the Project and all activities required to assist Owner and provide services to Owner as provided in this Agreement and (iv) that Engineering Consultant is prepared to assume its obligations under this Agreement in light of such familiarity and knowledge of the Project and the Site and the surrounding area.

D. All dollar or other monetary amounts referred to in this Agreement are in Canadian dollars.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Parties hereby agree as follows:

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                                   ARTICLE 1
               ENGINEERING CONSULTANT'S GENERAL RESPONSIBILITIES

         1.1 Contract Services and Documents. Engineering Consultant shall furnish, subject to the conditions and exceptions hereinafter noted, sufficient and competent supervision and personnel, project management and control services, engineering services, procurement services, and construction management services, required for the Project and shall design and procure machinery, equipment, and supplies for and manage construction of the Project as described in Appendix B, attached hereto. The work and other activities needed to construct the entire Project are referred to collectively herein as the "Work." The services that Engineering Consultant shall provide to Owner under this Agreement are referred to herein as the "EPCM Services." The EPCM Services shall be provided to Owner for the purpose of assisting Owner in completing the Work for the entire Project, as described in Appendix B. The EPCM Services will be performed at the Site and in Engineering Consultant's offices and at locations away from the Site. When Construction Contractors (defined in Section
5.7 below) are hired or engaged to complete any portion of the work, they shall be hired pursuant to contracts (referred to herein as "Construction Contracts" that are further defined in Section 5.7 below), containing terms and conditions agreed upon in advance by Engineering Consultant and Owner that are consistent with the requirements of this Agreement which includes the following documents:

Appendix A   Schedule of Reimbursable Costs

Appendix B   Scope of EPCM Services and Work

Appendix C   [purposefully omitted]

Appendix D   Electronic Format of Document

Appendix E   Feasibility Report

Appendix F   Project Budget

Appendix G   Project Schedule

The provisions of this Agreement shall be included in all Construction Contracts to the extent applicable unless otherwise approved by Owner. Engineering Consultant shall provide supervision and management of its own personnel, as provided above, and also shall supervise, coordinate and inspect the work of all Construction Contractors.

         1.2 Scope of EPCM Services and Work. Appendix B attached hereto is a description of the EPCM Services and the Work that Engineering Consultant is to perform and/or assist Owner in accomplishing. The Parties recognize that completion of the Project may involve other tasks, for which Owner and possibly other parties will be responsible, in addition to the Work described in Appendix B.

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         1.3 Engineering Consultant's Responsibilities. Engineering Consultant
shall perform or cause to be performed all EPCM Services in accordance with the terms and conditions of this Agreement and the applicable Scope Change Orders, and Field Work Orders (see definitions of these terms below), all in accordance with the standards of care and diligence practiced by recognized international engineering and construction firms in performing work of a similar nature, using its best skills, knowledge and expertise.

         1.4 Independent Contractor Status. Engineering Consultant and all of its employees, representatives and subcontractors, if any, shall all be independent contractors of Owner in the performance of their respective services under this Agreement, except procurement and construction management services, described in Article 1.5 below. Engineering Consultant shall have complete charge of its personnel engaged in the performance of said services except as may be otherwise provided in this Agreement. Engineering Consultant shall perform such services in accordance with its own or agreed upon methods, subject to compliance with the provisions of this Agreement, and in accordance with specification, schedules and drawings that are approved by Owner and in accordance with all other applicable laws and regulations.

         1.5 Owner's Right to Control and Direct Engineering Consultant, and Engineering; Consultant's Status as Limited Agent of Owner. As respects performance of its procurement and construction management services, as defined herein, Engineering Consultant shall at all times be and act subject to the direction and control of Owner as Owner's authorized limited agent. By "limited agent" the Parties mean that Engineering Consultant shall have authority to represent and act for Owner only as provided in this Agreement. Engineering Consultant, however, will maintain direct supervision and complete charge and control of and responsibility for its personnel in the performance of these services.

         1.6 Project Control Budget. Appendix F attached hereto, the Project Budget, has been prepared by Engineering Consultant in conjunction with the Feasibility Report (Appendix E). A "Project Control Budget" shall be produced by Engineering Consultant during the 60-day Project Definition Phase, as described in Appendix B, and agreed with Owner. The Project Control Budget will constitute a comprehensive budget for accomplishing the Work and the Project, itemized in detail and by area and package. The Project Control Budget shall be subject to change only as provided in this Agreement. The Project Control Budget will be the benchmark for the Budget Incentive or Penalty calculations outlined in
Article 8.8.

         1.7 Project Control Schedule. Appendix G attached hereto, the Project Schedule, has been prepared by Engineering Consultant in conjunction with the Feasibility Report (Appendix E). A "Project Control Schedule" shall be produced by Engineering Consultant during the 60-day Project Definition Phase, as described in Appendix B, and agreed with Owner. The Project Control Schedule will constitute a comprehensive schedule for accomplishing the Work and the Project, itemized in detail and by category and including times lines, critical path analyses and other details as required by Owner, all consistent with the provisions of this Agreement. The Project

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Control Schedule shall be subject to change only as provided in this Agreement.
The Project Control Schedule will be the benchmark for the Mechanical Completion Incentive or Penalty calculations outlined in Article 8.6.

         1.8 Prior Service of Engineering Consultant. Any services provided by Engineering Consultant to Owner prior to the effective date of this Agreement, that relate to the Project, shall be deemed to be EPCM Services, and shall be governed by and subject to this Agreement. In the event of any conflict between the provisions of this Agreement and any printed terms and conditions contained in any purchase orders, work orders, or other documents issued by Owner to Engineering Consultant with respect to the EPCM Services, this Agreement shall govern.

                                    ARTICLE 2

                     PROJECT MANAGEMENT AND CONTROL SERVICES

         2.1 Owner's Objectives. Engineering Consultant shall use all reasonable efforts to manage and control the Project so as to meet Owner's objectives that the Project be constructed within the Project Control Budget and according to the Project Control Schedule. Engineering Consultant shall use all reasonable efforts to cause the Project to perform at design capacities, to achieve acceptable gold recoveries and to operate at acceptable efficiencies for the life of the Project. Engineering Consultant shall cause the Project to be constructed in accordance with and subject to the provisions of this Agreement and the objectives of Owner. To these ends, Engineering Consultant shall provide estimating, budgeting, planning and scheduling, cost control, quality assurance, document management, disbursement, and cost accounting services to Owner in order to accomplish the Work as described above. Engineering Consultant shall report regularly in a form and manner satisfactory to Owner and keep Owner well informed of the status of the Project, completion of the Work, conformity with the Project Control Schedule and Project Control Budget, and the estimated cost and schedule to completion. Engineering Consultant shall advise Owner immediately of any circumstances or conditions that might adversely affect the Project Control Budget or the Project Control Schedule or that might otherwise materially interfere with the accomplishment of Owner's objectives.

         2.2 Project Procedures Manual. A "Project Procedures Manual" shall be prepared by Engineering Consultant. The Project Procedures Manual shall describe and provide procedures for billing, design, approval, equipment ordering and invoicing procedures for the Project and for completion of the Work. The Project Procedures Manual may be changed or amended by the Parties from time to time only with Owner's prior written approval for substantive changes. In the event of any conflict between the terms of the Project Procedures Manual and this Agreement, the terms of this Agreement shall control.

         2.3 Scope Change Orders. Owner shall have the right at any time while the Work is in progress to order changes in, reductions of, or additions to the Work or the EPCM Services. Engineering Consultant shall be entitled to propose changes in, reductions of, or additions to the Work or the EPCM Services. Any such changes,


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reductions, or additions shall in no way affect the rights or obligations of the
Parties hereunder, except as provided in this Agreement. Each change in, reduction of or addition to the Work or the EPCM Services that is ordered by Owner's representative or that is proposed by Engineering Consultant's representative and accepted and approved by Owner is referred to herein as a "Scope Change Order." All Scope Change Orders shall be authorized in advance in writing by Owner and accepted by Engineering Consultant. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Work or the EPCM Services resulting from Scope Change Orders. Engineering Consultant and Owner shall agree on any adjustments to the Project Control
Budget or the Project Control Schedule resulting from a Scope Change Order when the Scope Change Order becomes effective, as evidenced by the signatures thereon of both Owner and Engineering Consultant. Scope Change Orders may increase the Project Control Budget, decrease it, or leave it unchanged.

         2.4 Field Work Orders. Owner's or Engineering Consultant's representatives who are located at the Site shall also have the right at any time, while the Work is in progress, to order, in the case of Owner's representative, or to propose, in the case of Engineering Consultant's representative, changes in, reductions of, or additions to the Work or the EPCM Services if necessitated by circumstances or conditions existing at the Site. Any such changes, reductions, or additions shall in no way affect the rights or obligations of the Parties hereunder, except as provided in this Agreement. Each change in, reduction of, or addition to the Work or the EPCM Services that is ordered by Owner's representative at the Site or proposed by Engineering Consultant's representatives at the Site and accepted and approved by Owner is referred to herein as a "Field Work Order." All Field Work Orders shall be authorized in advance in writing by Owner and accepted by Engineering Consultant. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Work or the EPCM Services resulting from Field Work Orders. Engineering Consultant and Owner shall agree on any adjustments to the forecasted Project Control Budget or the Project Control Schedule resulting from a Field Work Order when the Field Work Order becomes effective, as evidenced by the signatures thereon of both Owner and Engineering Consultant. Field Work Orders shall not change the Project Control Budget, unless agreed otherwise in advance by Owner.

         2.5 Requests for Change. Prior to (i) incurring expenditures in excess of the amount provided for in the Project Control Budget or (ii) transferring funds from the contingency category of the Project Control Budget to any other category, or from any other category to the contingency category of the Project Control Budget, Engineering Consultant shall notify Owner and request Owner's approval in accordance with Request for Change ("RFC") procedures that are provided for and established in the Project Procedures Manual. Such approval must be reflected in a written RFC that is signed by Owner. No funds will be made available to Engineering Consultant for any costs or expenses incurred by Engineering Consultant which are in excess of the relevant element of the Project Control Budget and which are not addressed in an RFC.

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                                    ARTICLE 3

                              ENGINEERING SERVICES

         3.1 Conceptual and Detailed Designs. Engineering Consultant shall perform all basic and detailed engineering services necessary for the construction of the Project, as set forth in the Scope of Work, including preparation of conceptual and detailed designs, plans, specifications and drawings, as may be required to describe and define the Work to be constructed. Specifically, and without limitation, the engineering services to be performed by Engineering Consultant shall be governed by the following provisions of this
Article 3.

         3.2 Engineering Drawings and Specifications. In accordance with the Project Procedures Manual, Engineering Consultant shall furnish engineering drawings necessary to define the intent and scope of the Work; Engineering Consultant shall review shop drawings; and Engineering Consultant shall furnish drawings necessary to illustrate the different parts of the Work in sufficient detail to permit either its manufacture or construction. Engineering Consultant shall provide Owner detailed specifications sufficient to permit manufacture or construction of the Work or equipment or structures relating thereto, together with accompanying detailed specifications to be sufficient to enable the procuring of the materials and equipment. Engineering Consultant shall furnish drawings and provide detailed specifications to satisfy the requirements of any permitting applications to be filed by Owner in relation to the Work.

         3.3 Owner's Right to Review and Approve. Owner shall be entitled to review and approve any and all of Engineering Consultant's drawings and other design plans, assumptions and/or any other specifications pertaining to the Work. This right of Owner shall be exercised more particularly during the early stages of the design to ensure that Engineering Consultant's general design is in keeping with Owner's needs and desires. Owner's review and/or approval of drawings and designs shall not constitute or result in any representation by Owners that the drawings or designs are correct, complete, accurate or sufficient in any way.

         3.4 Time Allowed for Review. When drawings and other design plans, assumptions and/or any other specifications pertaining to the Work are ready for review, copies will be promptly transmitted to Owner's representative. Owner shall notify Engineering Consultant of Owner's acceptance of such drawings or of any disagreement with such drawings within ten (10) calendar days after receipt thereof to the extent that ten days is a reasonable review time for Owner under the circumstances. If Owner needs additional time for review, Owner will inform Engineering Consultant and the Parties will mutually agree on the amount of additional time needed by Owner to complete its review. If Owner has not responded within ten (10) calendar days, Engineering Consultant shall notify Owner in writing of Owner's failure to respond and the approval of Owner shall be deemed to have occurred unless Owner responds in writing within five (5) calendar days of the written notice.

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         3.5 No Liability of Owner for Review or Approval. No review or approval by Owner of any document, budget, schedule, design, drawing, agreement or other item relating to the Work in any way shall cause Owner to be responsible or liable for the accuracy or contents of any such. Owner's rights to review and approve under this Agreement shall be for the benefit of Owner only, and not for any third party, nor shall it relieve Engineering Consultant of any of its obligations under this Agreement.

         3.6 Copies of Final Construction Drawings. As Engineering Consultant's drawings are released for fabrication or construction, Engineering Consultant shall furnish Owner with copies of each final drawing. Engineering Consultant shall furnish to Owner copies of details or working drawings, specifications or other data prepared by Engineering Consultant, Construction Contractors or suppliers under this Agreement.

         3.7 As-Built and Surveys. Engineering Consultant shall provide Owner with "as built" drawings and surveys related to the Work in hard copy and electronic format. By "as built" drawings, the Parties mean reproducible sets of drawings that accurately depict portions of the Work and the Project as actually constructed and completed.

         3.8 Spare Parts Lists. Recommended lists of spare parts for the equipment shall be prepared or procured by Engineering Consultant and copies forwarded to Owner as quickly as they become available, and in any event not later than one month after an order is placed for the equipment to which the spare parts relate.

         3.9 Ownership of Design Materials. All drawings, specifications and other pertinent documents or instruments or computer files, in any format, paper or electronic, prepared by Engineering Consultant pursuant to this Agreement shall belong to Owner. Engineering Consultant shall have the right to retain one
(1) copy for its records.

         3.10 Use of Design Materials by Owner. Without the prior written consent of Engineering Consultant, Owner shall not authorize third parties to rely, in any engineering application or other work that is not part of the Project or the Work, upon any drawings, specifications or other pertinent documents or instruments or computer files, in any format, paper or electronic, prepared by Engineering Consultant under this Agreement. Owner shall be free to use any drawings, specifications or other pertinent documents or instruments or computer files, in any format, paper or electronic, or concepts, techniques and/or ideas contained in all such information in any other projects or for any other purposes that Owner wishes, but Engineering Consultant shall have no liability to Owner relating to such use or other purposes.

                                    ARTICLE 4

                            INSPECTION AND EXPEDITING

         4.1 Engineering Consultant Agent of Owner as to Procurement of Materials. Owner hereby appoints Engineering Consultant as Owner's agent with regard to the procurement of materials, equipment, supplies and facilities required under this Agreement, which materials, equipment, supplies and facilities shall be purchased by

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Engineering Consultant for, on behalf of, and in the name of Owner. Unless Owner otherwise consents in writing in advance, Engineering Consultant shall exercise its agency authority granted in the preceding sentence only to acquire materials, equipment, supplies and other facilities or related services for Owner for the prices in the Project Control Budget and on terms that are agreed with Owner. In all dealings with Construction Contractors and any third parties in any matters relating to the Work, Engineering Consultant shall comply with all provisions of applicable laws and regulations, including, without limitation, laws and regulations of the Republic of Venezuela.

         4.2 Engineering Consultant Responsible for Materials Procurement. Engineering Consultant shall determine and then requisition and purchase or otherwise arrange for the provision of all materials, equipment, facilities, supplies, and construction tools and equipment, except as may be furnished by Owner, required for the accomplishment of the Work. With regard to the procurement of materials, equipment, supplies and facilities intended to become a permanent part of the Work, Engineering Consultant shall purchase such materials, equipment, supplies and facilities as limited agent for, and on behalf of, and in the name of Owner on terms consistent with this Agreement and acceptable to Owner. Engineering Consultants shall be responsible in accordance with and to the extent provided in this Agreement for all aforesaid items being furnished in accordance with the requirements of this Agreement.

         4.3 On-Time Arrivals. Engineering Consultant shall use all reasonable efforts to ensure arrival on the Site of all items described in the preceding paragraph in such time as to avoid any delay in the continuous prosecution of the Work. Unless otherwise directed by Owner, Engineering Consultant shall make sure that freight forwarder insurance or similar insurance has been purchased and is in force for all items described in the preceding paragraph.

         4.4 Administration of Purchase Orders Furnished by Owner. For equipment furnished by Owner to be incorporated in the Work, Engineering Consultant shall assume responsibility for administration of any purchase order in connection therewith, with respect to inspection, expediting and delivery, and the resolution of technical problems relating to manufacture.

         4.5 Owner's Title Only Upon Delivery and Risk of Loss. Unless otherwise directed by Owner in writing, Engineering Consultant shall cause title, possession, control and risk of loss of all materials, equipment, supplies and facilities procured by or through Engineering Consultant to remain in third parties and not to pass or be deemed to pass to Owner until such materials, equipment, supplies and facilities arrive at or are delivered to the Site. Upon arrival at the Site, however, title shall pass to Owner free and clear of any and all liens, encumbrances or claims whatsoever in favor of any third parties. Engineering Consultant shall use all reasonable efforts to cause Owner to bear no risk of loss concerning any materials, equipment, supplies and facilities procured by or through Engineering Consultant until such materials, equipment, supplies and facilities

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have been delivered to the Site and installed therein in good working order and accepted as operational by Owner.

         4.6 Inspection Reports. Engineering Consultant shall provide Owner with copies of reports for material, equipment, supplies and facilities covered by this Agreement, and Owner's attention to any potential problem areas.

         4.7 Competitive Bidding. Unless exempted by Owner in writing, Engineering Consultant shall obtain at least three competitive bids from all Construction Contractors and other suppliers of materials, equipment, supplies or facilities.

         4.8 Warranties From Suppliers. Engineering Consultant shall obtain from suppliers of materials and equipment the necessary warranties or guarantees, for the benefit of Owner, as outlined herein, unless otherwise specifically approved in writing by Owner in advance of procurement on an item-by-item basis. Such approval will not be unreasonably withheld. For apparatus, material, equipment and accessories procured by Engineering Consultant, Engineering Consultant shall obtain such warranties or guarantees as are available from the manufacturers or suppliers. Such warranties or guarantees shall extend over the longest possible period, and Engineering Consultant shall obtain Owner's written approval in advance for any warranties or guarantees that are for a period of less than twelve months after commencement of operation. Engineering Consultant shall take or cause to be taken all action necessary to fully engage and validate any warranty or guarantee. Engineering Consultant shall require suppliers, at their sole expense, to repair or replace, as may be necessary during the progress of the Work, any materials and equipment furnished which do not conform to the requirements of their respective contracts. Engineering Consultant shall require suppliers to fulfill the obligation of their stated warranties or guarantees of equipment and materials furnished by them.

         4.9 Owner's Right to Approve Suppliers. Owner shall have the right to approve the suppliers of all major equipment and materials, and Engineering Consultant shall comply with Owner's requirements with respect to purchasing procedures. Engineering Consultant shall use all reasonable efforts to obtain materials and equipment at the lowest possible cost, consistent with quality and schedule requirements.

         4.10 Review of Bids and Proposals. Engineering Consultant shall receive and make technical and commercial analyses of competitive proposals for equipment submitted and make recommendations and obtain approval from Owner to award these packages.

         4.11 Used Materials. Where Engineering Consultant recommends and Owner approves the purchase of used apparatus, material, equipment or accessories due to substantial price differences, it is recognized that such apparatus, material, equipment or accessories will be purchased in "as is" condition and with no warranties or guarantees available from vendor, unless otherwise specified in the purchase order.

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         4.12 Unused Materials to Remain Property of Owner. Materials, equipment and supplies purchased by Engineering Consultant, and paid for by Owner, that are left over at the Site or any other location where the Work is completed, shall remain the sole property of Owner. Engineering Consultant shall endeavor to purchase only sufficient material, equipment and supplies that are necessary for the Project. Engineering Consultant shall endeavor to purchase on the basis that surplus materials may be returned to the vendor at a reasonably discounted price. If requested by Owner, Engineering Consultant shall be responsible for disposing of all surplus materials, equipment and supplies and shall credit the Project with the amount recovered. Engineering Consultant shall not, at any time or for any reason, acquire materials, equipment or supplies unreasonably in excess of what will be required for completion of the Work or the EPCM Services, and Engineering Consultant shall manage Construction Contractors so as to prevent them from acquiring materials, equipment or supplies unreasonably in excess of what is required to complete the Work. Any amount of materials, equipment or supplies that is acquired in an unreasonable quantity in contravention of the foregoing sentence shall be paid for by Engineering Consultant out of amounts otherwise payable to Engineering Consultant under this Agreement, directly or by way of set off, and not by Owner.

                                    ARTICLE 5

                        CONSTRUCTION MANAGEMENT SERVICES

         5.1 Engineering Consultant to Act as Owner's Agent. As respects performance of its construction management services as defined herein, Engineering Consultant shall at all times be and act, subject to the direction and control of Owner, as Owner's authorized limited agent. Engineering Consultant, however, will maintain direct supervision of its personnel in the performance of these services.

         5.2 Duty of Competent Supervision. Engineering Consultant will have a competent project construction manager and/or construction superintendents acceptable to Owner on the Site at all times during the progress of the work in the field, who shall have full control of the Work, unless otherwise directed by Owner.

         5.3 Temporary Buildings. Engineering Consultant shall provide or arrange for temporary buildings as required for the Work. Notwithstanding the foregoing as much as reasonably possible, Engineering Consultant will use existing buildings on Site with such modifications as may, in its discretion, be required.

         5.4 Permits. Owner shall be responsible for obtaining all building permits, drawing approvals, licenses and inspections required for the Work. Engineering Consultant shall assist Owner in obtaining permits by providing drawings and all other documents which may be required to support permit applications with appropriate approvals by certified professionals. In all cases, the Parties shall cooperate with each other to allow all permits, drawing approvals, licenses and inspections required for the Work to be obtained as promptly as possible. Engineering Consultant shall be entitled to a Change Order under the Agreement in respect of delays and costs resulting from

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permitting delays. Engineering Consultant shall be responsible for obtaining and maintaining any permits required for the performance of the EPCM Services (e.g., business licenses and professional permits/licenses and certificates of approval).

         5.5 Quotations. Engineering Consultant shall solicit lump-sum, unit price or alternative-type quotations from selected pre-qualified firms in accordance with the documents and designs prepared for construction of the various facilities comprising the Work, as agreed with Owner. The Engineering Consultant shall conduct engineering and procurement to maximize lump-sum contracts.

         5.6 Review of Bids and Proposals. Engineering Consultant shall receive and make technical and commercial analyses of competitive proposals for construction Contract packages submitted, make recommendations, and obtain approval from Owner to award these packages.

         5.7 Duty to Supervise Other Contractors and Subcontractors. Engineering Consultant shall supervise, coordinate and inspect the work of all other contractors and subcontractors on the Project ("Construction Contractors") with the view of securing completion and fulfillment of all contracts ("Construction Contracts") with such Construction Contractors in accordance with the Project design and specifications and in accordance with the Project Control Budget and the Project Control Schedule. Unless otherwise approved by Owner, all Construction Contracts shall contain the terms, provisions and requirements that are shown in Appendix C attached.

         5.8 Reimbursable Construction Contracts. To the extent that any Construction Contracts are reimbursable, Engineering Consultant shall cause Construction Contractors to procure equipment and/or services at competitive rates and make efficient use of them.

         5.9 Invoice Verification. Engineering Consultant shall be responsible for verifying all invoices before payment. This includes certifying materials, equipment and services received. In so doing, Engineering Consultant shall verify the shipment and/or delivery of any equipment and the property provision of any services that are described in invoices, before Engineering Consultant submits invoices to Owner for payment as described below. Engineering Consultant shall also use all reasonable efforts to ensure that all Construction Contractors pay all amounts owed workers, and all applicable taxes, state and federal, that are owed any governmental entity. Engineering Consultant shall verify, in accordance with the Project Procedures Manual, that all such amounts have been properly and timely paid before submitting any invoice to Owner for payment.

         5.10 Construction Equipment. Engineering Consultant shall provide or arrange for all construction equipment, tools and supplies, including fire-fighting and the first aid equipment required for completion of the Work (subject to Owner's option to supply such equipment if so desired). Owner shall notify Engineering Consultant if Owner elects to supply such equipment.

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         5.11 Equipment Supply Sources. Engineering Consultant shall investigate sources of supply for construction equipment to assure that equipment is provided under the most advantageous conditions.

         5.12 Tools and Construction Equipment. Should it be necessary or advantageous to rent or purchase certain construction tools and equipment, Engineering Consultant shall negotiate rental or purchase terms and conditions, which shall be subject to the approval of Owner. Upon approval of the terms and conditions by Owner, all such charges and expenses shall be charged to the Project Control Budget. Title to purchased tools and equipment shall be and remain in the name of Owner.

         5.13 Condition of Construction Tools and Equipment. Engineering Consultant shall make all reasonable efforts to ensure that all construction tools and equipment, whether obtained from others by rental or purchase, are in a safe, sound, and good condition, and capable of doing the work for which they are intended. All construction tools and equipment will be subject to inspection by Owner when brought on the Site and at any time during progress of the Work.

         5.14 Unsafe Tools or Equipment. If any tool or item of equipment is found to be unsafe or incapable of doing the work for which it was supplied, Engineering Consultant shall arrange for it to be removed and repaired, or replaced with safe and capable equipment.

         5.15 Tool and Equipment Rental Agreements. In negotiating agreements for rental of construction equipment, Engineering Consultant shall use all reasonable efforts to include the following clauses in the rental agreements (unless Owner specifically waives any such provision):

              (a) When any item is no longer required for the Work, it shall be promptly removed from the Site, or with the consent of Owner, stored on Owner's property. No rent shall be charged for the period of such storage.

              (b) No rental shall be charged for rented equipment during the time it may be inoperative or undergoing repairs exceeding a period of either twenty-four (24) consecutive hours, or of twenty-four (24) aggregate hours in any seven (7) consecutive day period. Cost for major repairs (those requiring more than four (4) field-labor man-hours) including labor, material parts, and supplies shall be included in the rental rates.

         5.16 Motor Vehicles. The term "construction tools and equipment," whenever used in this Agreement, includes motor vehicles.

         5.17 Testing Procedures. Engineering Consultant shall cause to be implemented procedures for pre-operational testing, checkout and acceptance of the Work. Owner, or its authorized representative, shall have the right at all times to inspect or test any part of the Work or the EPCM Services at the Site, or at any place where


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Work or the EPCM Services are being performed. Engineering Consultant shall provide facilities and assistance for, and access to, and inspection and testing of, the EPCM Services and the Work.

         5.18 Construction Contractors' Warranties. Owner and Engineering Consultant will agree upon the general terms and conditions, including warranties, to be incorporated into all Construction Contracts and purchase orders issued by Engineering Consultant as Owner's limited agent.

         5.19 Owner's Right to Approve Construction Contracts. Engineering Consultant shall submit its proposed bid lists of Construction Contractors to Owner for approval. In addition, Owner shall have the right:

              (a) To review all proposed invitation to bid documents before issue to proposed Construction Contractors.

              (b) To review all bids before the award is made.

              (c) To approve or reject Engineering Consultant's choice of Construction Contractor.

              (d) To approve before signature all Construction Contracts, whether of a fixed-price, reimbursable or unit-price nature, or variations thereof.

         5.20 Audit Rights. Engineering Consultant shall cause all Construction Contracts to give Owner and Engineering Consultant the right to audit reimbursable costs as described herein, and requiring the Construction Contractor to keep and maintain and have available at all reasonable times for audit by Engineering Consultant and/or Owner full and complete books, records and accounts of all costs that are reimbursable by Owner to Engineering Consultant or to any Construction Contractor. Owner's rights under this paragraph shall survive for a period of one year after completion of the EPCM Services or termination or suspension of this Agreement, whichever is applicable.

         5.21 Owner's Right to Approve Subcontracts. Engineering Consultant shall not subcontract any of the EPCM Services or Work, except as agreed to in writing by Owner at its sole discretion.

                                    ARTICLE 6

                          WORK TO BE PERFORMED BY OWNER

         6.1 Owner's Responsibilities. Owner shall:

             (a) Designate a monument or bench mark for Engineering Consultant's use to properly locate the Work. Engineering Consultant shall protect the monument or bench mark from damage by construction activities.

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             (b) Furnish to Engineering Consultant data and design criteria and information necessary to provide the basis upon which the Work shall be designed and engineered, but Engineering Consultant shall be responsible for checking all such data, design criteria and information to determine its suitability, accuracy and consistency and that it conforms to all applicable laws, regulations and permits.

             (c) Furnish information and items as is reasonably required for the expeditious and orderly performance of Engineering consultant's services under this Agreement.

         6.2 Review of Data. Owner shall promptly respond to Engineering Consultant when Owner is asked or entitled to review designs, drawings, reports, proposals and/or other information provided by Engineering Consultant, and Owner shall promptly make any decisions which it is required to make in connection therewith within the time expressly provided in this Agreement.

                                    ARTICLE 7

                      PAYMENTS TO ENGINEERING CONSULTANT OR

                      FOR ENGINEERING CONSULTANT'S BENEFIT

         7.1 Contract Price. Engineering Consultant's compensation for services rendered under this Agreement shall be based on man-hours actually spent by Engineering Consultant in performing the EPCM Services plus reimbursement for certain out-of-pocket costs. Owner shall pay Engineering Consultant for its services hereunder a total compensation consisting of the aggregate of the hourly rates and markups contained in Appendix A hereof, applying reimbursable out-of-pocket costs contained in Appendix A hereof, all subject to all of the terms of this Agreement. Amounts paid Engineering Consultant as provided in this
Article 7 shall include Engineering Consultant's profits, general expenses, administrative overhead, applicable taxes, and other costs and expenses which Engineering Consultant shall incur in performing the EPCM Services, to the extent allowed or reimbursable under the terms of this Agreement. Engineering Consultant shall indemnify and protect Owner from and against liability for payment of amounts for such items other than amounts paid Engineering Consultant under this Agreement.

         7.2 Disputed Invoices. In the event of any dispute or disagreement between Owner and Engineering Consultant concerning the propriety or amount of any invoice presented to Owner for payment, Owner shall be entitled to condition payment of the invoice on verification, to Owner's satisfaction, that the services or materials, equipment or other supplies invoiced to Owner were actually and satisfactorily and properly provided for the benefit of Owner and in fulfillment and completion of the EPCM Services. Owner may withhold from the Engineering Consultant amounts otherwise payable, to the extent that the amount represents an amount recoverable, or Owner's reasonable estimate thereof, under the Agreement by Owner from Engineering Consultant, or an amount not properly earned by Engineering Consultant, written notice of which is given to Engineering Consultant at or before the time the payment is

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otherwise required, which notice shall concisely state the contractual and factual basis for the retention. Disputed invoices must be resolved within 30 days of notice of a dispute, unless otherwise agreed by the Parties.

         7.3 Changes in Hourly Rates. The hourly rates, markups, and costs of Engineering Consultant subject to payment and reimbursement by Owner under this Agreement are attached hereto as Appendix B and shall not be changed (except as provided therein) without the prior written authorization of Owner. The payment to Engineering Consultant's field labor of living allowances, transportation costs, daily travel time and travel allowance, shall all be in accordance with Appendix B. The payment of living allowances, transportation and expenses to Engineering Consultant's home office employees and construction staff shall be in accordance with Appendix B, as shall costs of air travel by Engineering Consultant's employees. All of Engineering Consultant's costs of air travel shall be chargeable at economy class rates when available, unless otherwise approved by Owner. Engineering Consultant shall make reservations for and shall book such travel sufficiently in advance of the travel date to assure the availability of the lowest economy class rates for all such travel.

         7.4 Discounts and Rebates to Benefit Owner. With respect to all reimbursable costs, Engineering Consultant shall take advantage of and credit to Owner all price and cost adjustment items such as cash and trade discounts, not reflected in the Engineering Consultant's invoices to Owner, recoverable taxes, rebates, allowances, credits, salvage, commissions, insurance discount dividends, retrospective premium adjustments, and interest obtained by Engineering Consultant on any persistent excess monies advanced by Owner to Engineering Consultant. The rate to be used to calculate such interest shall be the current short-term deposit rate for zero to thirty days. Any such credits shall be proportional to the credits applicable to the Project costs.

         7.5 Retention Bond.

             (a) Engineering Consultant shall provide to Owner a bond in form, upon terms and with a bonding entity acceptable to Owner, acting reasonably, in the amount of CAD$2.5 million to remain in effect for the period commencing March 31, 2004 and extending to a date which is the later of (i) six months after the date upon which Mechanical Completion has been achieved or (ii) June 30, 2006. Owner shall reimburse Engineering Consultant for the cost of the bond.

             (b) The bond shall be available to Owner and may be called, in whole or in part, by Owner in the event that Owner shall become entitled to payment from Engineering Consultant under the provisions of
         Article 22.16, Article 22.17, or otherwise in accordance with the terms of this Agreement, and such payment is not remitted promptly by Engineering Consultant and, in any event, within ten (10) days of the date upon which such payment is settled, awarded, or is otherwise due and payable, as provided in this Agreement.

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              (c) The bond shall be provided by Engineering Consultant upon execution of this Agreement or as otherwise agreed upon between Owner and Engineering Consultant.

                                    ARTICLE 8

                         MILESTONE AND INCENTIVE PROGRAM

         8.1 Milestone Dates. Engineering Consultant shall perform and complete the EPCM Services so that the Work is completed in accordance with the following Milestone Dates:

              (a)

         MILESTONE      MECHANICAL       COMMENCEMENT             100%
                     COMPLETION DATE   OF START UP DATE      THROUGHPUT DATE
        -----------  ---------------   ----------------  -----------------------
         DATE        15 January 2006   15 February 2006  5 June 2006 (running
                                                         at 21,600 tpd for
                                                         seven consecutive days)

Milestone dates provided for in this Article 8 shall be extended for a period equal to the period of delay, if any, caused by (i) an event of force majeure affecting Engineering Consultant or affecting any Construction Contractor or other supplier, (ii) any delay in obtaining any permit required to commence, perform or complete any portion of the Work or the EPCM Services as set out in this Agreement and in accordance with Appendix G, (iii) delays by Owner in providing necessary information or approvals, or (iv) delays arising out of any Scope Change Order.

         8.2 Definition of Mechanical Completion.

             (a) "Mechanical Completion" as used in this Agreement means completion and preparation of the Project for Pre-Operational Testing. Such preparation will mean that: erection of all equipment required for operation that comprises the Project is complete; all EPCM Services have been provided in accordance with all provisions of this Agreement and with all approved drawings and specifications; all mechanical, electrical, instrumentation and piping equipment has been installed; control software has been loaded into the PLC's and the Project control system; and that all gear boxes and drives are filled with oil and that all equipment comprising the Project has been lubricated according to manufacturers' specifications.

             (b) Mechanical Completion also means that Engineering Consultant shall have checked, verified and tested all equipment comprising the Project, to be sure that the equipment is installed according to specifications, is clean and free of debris remaining from construction and is ready to proceed into Pre-Operational Testing and into normal operation.

             (c) Mechanical Completion also means that all equipment comprising the Project has been: run in operations, in the case of all permanent rotating

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         equipment, with and without connected loads (but without ore); run in operations with water testing, in the case of all permanent equipment and services; tested and verified, in the case of all electrical starters, controls and interlocks; roughly calibrated and verified, in the case of all instrumentation; and tested and verified, in the case of all software control logic systems.

             (d) Mechanical Completion is to be done and accomplished in parallel with equipment sign off agreed to by the Parties. Upon completion of Mechanical Completion, the entire Project is to be ready for Pre-Operational Testing, as stated above.

         8.3 Definition of Pre-Operational Testing. "Pre-Operational Testing" as used in this Agreement means the process of systematically checking, verifying and testing all equipment, systems and facilities comprising the Project, in stages, with the objective of bringing the entire Project into operation at the design operating conditions, and involves the introduction of water, ore and slurry prior to Start-Up for testing purposes. Adjustments to the various systems that comprise the Project are to be made during Pre-Operational Testing as required to achieve design operating conditions of the Project.

         8.4 Definition of Start-Up. "Start-Up" as used in this Agreement means introduction to the Project of ore, reagents and solutions as required to facilitate Start-Up of the Project. Start-Up will be complete when the Project is capable of operating continuously at design conditions. Start-Up and "Commissioning" have the same meanings.

         8.5 Definition of 100% Throughput. "100% Throughput" means that all commissioning and system tuning activities relating to the circuit are complete and that the circuit is running continuously for seven (7) calendar days at its design capacity of 21,600 tonnes per day, as measured on the grinding feed weightometers for the circuit.

         8.6 Mechanical Completion Incentive or Penalty.

             (a) If Mechanical Completion occurs prior to 15 January 2006, Owner shall pay Engineering Consultant a bonus equal to $16,000 for each day that Mechanical Completion occurs prior to 15 January 2006, up to a maximum bonus of $500,000.

             (b) Engineering Consultant will be subject to, and shall pay Owner, either in cash or by offset against other amounts due Engineering Consultant by Owner under this Agreement, a penalty charge equal to $4,000 for each day of delay in Mechanical Completion that occurs after 15 January 2006, to a maximum charge of $125,000.

         8.7 Waiver of Penalties. In the event that 100% Throughput (meaning that the Circuit achieves a combined average of 21,600 tpd total throughput for seven consecutive days) is achieved on or before 15 May 2006, any penalty that would otherwise be

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applicable to Engineering Consultant under this Article 8, shall be waived and not charged by Owner.

         8.8 Budget Incentive or Penalty.

             (a) If the actual cost of the Project (exclusive of Owner's costs and calculated using the same conventions and procedures as are used to prepare the Project Control Budget) is less than the Project Control Budget, then Engineering Consultant shall be entitled to a bonus equal to ten percent (10%) of the amount by which the Project Control Budget exceeds the actual cost, up to a maximum bonus of $1,000,000.

             (b) If the actual cost of the Project (exclusive of Owner's costs and calculated using the same conventions and procedures as are used to prepare the Project Control Budget) exceeds the Project Control Budget, then Engineering Consultant shall be subject to a penalty charge equal to three percent (3%) of the amount by which the actual cost of the Project exceeds the Project Control Budget, up to a maximum charge of $300,000.

         8.9 Limitation. The credits and charges contemplated by this Article 8 shall not be considered liquidated damages and shall not be applicable in connection with a termination of this Agreement for any reason relating to or arising out of the fault or failure by Engineering Consultant to perform its obligations hereunder.

         8.10 Payment of Bonus Amounts. Bonuses payable to Engineering Consultant under this Article 8 shall be invoiced and paid by Owner as provided in Article 9 below. Penalties payable by Engineering Consultant under this
Article 8 shall be paid by Engineering Consultant within 30 days after written request by Owner, or Owner shall be entitled in its sole discretion to elect to offset penalty amounts payable against any other amount or amounts otherwise payable to Engineering Consultant under this Agreement.

         8.11 No Process Performance Guaranty. Without prejudice to the Mechanical Completion penalty, there shall be no process performance guarantees applicable to the Agreement.

                                    ARTICLE 9

                        ACCOUNTING AND PAYMENT PROCEDURES

         9.1 Monthly Estimates of Chargeable Costs. On or before the fifteenth day of each calendar month, or such other time as may be mutually agreed, Engineering Consultant shall submit to Owner in writing an estimate of the chargeable costs to be charged during the succeeding calendar month. Such estimates shall include costs from suppliers and Construction Contractors.

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         9.2 Payment Procedures. Engineering Consultant, as limited agent for
Owner, and Owner shall deal with invoices and Construction Contractors' progress payment certificates in the following manner:

             (a) Each Wednesday, Engineering Consultant shall advise Owner by facsimile of all invoices requiring payment, and requesting that monies be advanced by Owner to Engineering Consultant in trust to pay all such invoices. Each request submitted by Engineering Consultant shall state the suppliers' or Construction Contractors' names, purchase order numbers, contract numbers, invoice numbers and amounts owed, and shall state and certify that all materials described in the invoices have actually been received and that all services have actually been performed, and that all invoices have been verified and approved for payment by Engineering Consultant. Engineering Consultant shall use its best efforts to ensure that the final invoices are accompanied by certificates, lien waivers, or other similar documents from suppliers, Construction Contractors, taxing authorities or social security authorities, and any and all other third parties as Owner requires, assuring Owner that all liens, claims, encumbrances, unpaid taxes and any other amounts relating to or attributable to the payment request have been paid in full.

             (b) Owner shall review the information contained in the facsimile from Engineering Consultant, and Owner shall either confirm its approval of the information or request deletions from the invoices, giving reasons therefor.

             (c) After learning the results of Owner's review, Engineering Consultant shall mail, or otherwise forward to Owner, an invoice in the amount of the total of the invoices payable, or, at Owner's option, Engineering Consultant shall merely present the original invoices directly to Owner. Copies of all invoices showing approval signatures, copies of appropriate material receiving reports and any other back-up material necessary to support invoices shall be retained by Engineering Consultant and made available to Owner at any time at Owner's request.

             (d) On the following Friday, Owner shall transfer to Engineering Consultant's trust account an amount equal to the invoice of approved payments that is described above. Owner shall advise Engineering Consultant of the deposit by telephone by no later than noon on the following Monday (or on the next business day if Monday is a holiday).

             (e) On the following Monday (or on the next business day if Monday should be a holiday), and on confirmation by the Bank of the transfer of funds deposited by Owner as provided above, Engineering Consultant shall forward checks drawn on its trust account to the suppliers and Construction Contractors whose invoices have been approved by Owner as provided above or, if required by Owner, Engineering Consultant shall make checks to Construction Contractors or any other third parties available to be picked up at Owner's or Engineering

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         Consultant's offices in Toronto or elsewhere, or to be the subject of special bank arrangements requested by Construction Contractors or third parties and approved by Owner.

         9.3 Payment and Review of Engineering Consultant's Invoices. Owner shall pay Engineering Consultant's invoices by a concept known as "neutral billing", subject to all other provisions of this Agreement. Payment by Owner of Engineering Consultant's own invoices in the manner set forth herein shall not preclude the right of Owner to review the invoices, and to adjust future invoices for any discrepancies or overpayments. On the 5th day of the month Engineering Consultant shall submit an invoice with the estimated costs and Owner shall pay on the 20th day of the month. Any over or under payment shall be an adjustment in the next month's invoice.

         9.4 Owner's Right of Offset. In addition to and without limiting any other remedy available to Owner to enforce the provisions of this Agreement, Owner shall be entitled to deduct any amounts owed Owner by Engineering Consultant under this Agreement for any reason from any other amounts otherwise payable to Engineering Consultant under this Agreement. Prior to exercising this right of offset, Owner shall give Engineering Consultant ten (10) days advance notice of Owner's intention to exercise the right. The notice shall describe the amount of offset to which Owner believes that it is entitled, and shall describe the reasons why Owner believes that it is entitled to exercise an offset right under this Section of this Agreement. After Owner does so, Engineering Consultant shall, within this ten day period, notify Owner of reasons why Engineering Consultant believes Owner is not entitled to such offsets.

         9.5 Proof of Actual Payment to Workers and Payment of Associated Taxes. Prior to presenting any Invoice for payment to Owner, in the case of any invoices involving payments to workers in Venezuela directly or indirectly, Engineering Consultant shall use all reasonable efforts to obtain verification, in accordance with the Project Procedures Manual or as otherwise agreed, satisfactory to Owner in Owner's sole discretion, that all workers who have provided such services have been paid in full for all services provided, and that all governmental taxes and any other contributions associated with such workers and their provision of services have been fully and timely paid.

         9.6 Notification of Owner. Engineering Consultant shall notify Owner in writing when Mechanical Completion of the Project has occurred. After Engineering Consultant does so, Owner shall promptly acknowledge that Mechanical Completion has occurred, or Owner shall inform Engineering Consultant of any deficiencies or reasons why the Project has not achieved Mechanical Completion. From the date of such acknowledgement, Owner shall be responsible for maintenance and operation of the Project. After the Project has achieved Mechanical Completion, Engineering Consultant shall complete construction of the Project, or cause construction of the Project to be completed, as called for by the Construction Contracts.

         9.7 Acceptance by Owner. Within thirty (30) days after Engineering Consultant has notified Owner in writing that the Work has been completed, Owner will

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(a) if, in Owner's judgment the Work is satisfactory, execute and deliver to
Engineering Consultant a written "Notice of Completion and Acceptance" in accordance with this Agreement, or (b) if the Work or the EPCM Services have not been completed or performed as required under this Agreement, notify Engineering Consultant in writing of the deficiencies causing non-acceptance. Any failure of Owner to give Engineering Consultant notice of completion and acceptance or non-acceptance within the time period specified in this Section shall be deemed to constitute full and final acceptance by Owner of the EPCM Services in accordance with this Agreement.

         9.8 Final Payment to Engineering Consultant. After written Notice of Completion and Acceptance of the Work and the EPCM Services has been provided in accordance with the preceding Section, and after Engineering Consultant has furnished proof satisfactory to Owner that all claims for labor and material have been satisfied and paid and that there are no unsatisfied claims or other indebtedness in connection with the Work or the EPCM Services for which Engineering Consultant is responsible or liens or encumbrances of any kind that affect any equipment or property that is part of the Work (other than liens, if any, resulting from occurrences of Force Majeure as defined below), then following the expiration of sixty (60) days after issuance of this final acceptance, or other mutually agreeable time, final payment shall be made to Engineering Consultant, provided that Owner shall not thereby be relieved of its obligation to make timely payment of all invoices issued by Engineering Consultant as otherwise provided in this Agreement. Alternatively, Engineering Consultant may elect to provide Owner with a letter of credit or other security reasonably satisfactory to Owner in an amount equal to the amount of the final payment, and Owner shall thereupon pay the final payment to Engineering Consultant, even if a dispute exists about liens affecting the Work or about any other issue relating to Engineering Consultant's entitlement to such final payment. Regardless of the cause of any liens of any kind that affect any equipment or property that is part of the Work, Engineering Consultant shall assist the Owner in causing such liens to be released or removed.

         9.9 Method of Accounting. Engineering Consultant agrees to keep and maintain full and complete books, records and accounts of all costs in accordance with Engineering Consultant's usual method of accounting, provided that this also satisfies the requirements of Owner's accountants and auditors as contained in the Project Procedures Manual. When work is done by a Construction Contractor on a reimbursable basis, Engineering Consultant shall require the Construction Contractor to keep similar records. All such records shall be maintained by Engineering Consultant in good order and properly indexed, until the expiration of any applicable statute of limitations applicable to such records or any matters about which such records are relevant.

         9.10 Inspection by Owner. All records pertaining to the Work or the EPCM Services, including correspondence, drawings, receipt, vouchers and memoranda pertaining to the Work or the EPCM Services, in addition to the accounting records referred to above, shall be available for inspection by Owner at all reasonable times for the purpose of auditing Engineering Consultant's chargeable costs. Owner's tax inspectors shall have the right of access to all documents on which taxes chargeable to

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Owner have been paid to determine the validity of such tax payments. The above records and documents shall not be destroyed without Owner's permission. Prior to destroying any records or documents, Engineering Consultant shall advise Owner of Engineering Consultant's intent to do so, and Engineering Consultant shall then transfer any requested records or documents to Owner before their destruction.

         9.11 Final Cost Breakdown. At the completion of the Work, Engineering Consultant shall submit a breakdown of the entire Project cost in accordance with Owner's fixed assets requirements. When required by Owner, Engineering Consultant shall provide an estimate of the value of Work and the EPCM Services completed or on Site at the end of the calendar year, divided into major capital costs categories to be defined by Owner.

         9.12 Value Added Tax (VAT). The Engineering Consultant shall manage the VAT so as to minimize costs to the Owner.

                                   ARTICLE 10

                               COMPLIANCE WITH LAW

         10.1 Definition of Law. "Law" includes any law, requirement, regulation, or permit of any governmental authority or agency (national, state, provincial, local or other) which has jurisdiction over or with respect to this Agreement, the Site, the Parties, or any aspect of the Work.

         10.2 Required Compliance with Applicable Laws. Engineering Consultant shall comply, and require compliance by all Construction Contractors, with all applicable laws in connection with the EPCM Services and the Work. All facilities comprising the Work shall be designed and constructed in compliance with the requirements of all applicable laws, including environmental laws and regulations, antiquities laws, if any, and any and all permits or approvals issued under the authority of such laws and regulations. In addition, Engineering Consultant shall comply with all of Owner's safety and environmental standards and rules as contained in Appendix C.

         10.3 Negotiations with Governmental Authorities. Engineering Consultant shall not, under any circumstances, enter into negotiations, directly or indirectly, with any governmental authority to seek variations or revisions of the law in connection with the Work or the EPCM Services, without Owner's prior written approval.

                                   ARTICLE 11

                       ENGINEERING CONSULTANT'S PERSONNEL

         11.1 Personnel. Engineering Consultant shall furnish or arrange for all personnel required for the management of the Work including, but not limited to, superintendents, assistant superintendents, managers, safety supervisors, engineers, draftsmen, technical assistants, accountants, other supervisors, guards and watchmen, warehousemen, clerical personnel, inspectors, timekeepers, accounting personnel, and

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field engineers as necessary or proper for Engineering Consultant to complete and carry out its duties hereunder.

         11.2 Approved Organization Chart. Before commencing office and/or field operations, Engineering Consultant shall submit for Owner's approval an organization chart showing the names, job classifications, and charge out rates for all proposed supervisory and staff personnel.

         11.3 Owner's Right of Approval. Owner may refuse a particular person admission to its premises. If Owner designates any particular person for exclusion from performing services under this Agreement, Engineering Consultant shall promptly exclude such person.

         11.4 Continuity of Approved Personnel. Engineering Consultant shall not remove or replace any supervisory or other key personnel before the Work is complete without the consent of Owner. This right of Owner shall not cause Engineering Consultant to be other than an independent contractor of Owner under this Agreement. A penalty of $30,000 per key person removed shall be applied as referred to in Appendix B. Key personnel are defined as:

         -   Project Manager
         -   Engineering Manager
         -   Project Engineer
         -   Process Engineer / Metallurgist
         -   Construction Manager
         -   Project Controls Manager
         -   Contracts Manager
         -   Procurement Manager
         -   Project Scheduler
         -   Health and Safety Manager
         -   Environmental Manager

The Process Engineer / Metallurgist shall be involved in all aspects of the EPCM Contract, including detailed engineering, equipment selection, construction and commissioning.

         11.5 Employment Rules and Regulations. Engineering Consultant shall comply with all regulations and requirements established by Owner for the Site or for Owner's employees as set forth in Appendix C and shall require that Engineering Consultant's employees and all other persons on the Site also comply.

         11.6 Employee Access to Site. Engineering Consultant shall require its employees and those of other Construction Contractors working on Owner's premises to go to and from the Site on a route prescribed by Owner and not to deviate therefrom.

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         11.7 Owner Not Employer of Engineering Consultant's Personnel. By
exercising its rights under this Article, Owner shall not be deemed to be the employer of Engineering Consultant's personnel.

                                   ARTICLE 12

                                 SITE CONDITIONS

         12.1 Rights of Others. If any work by Owner's forces or by other contractors employed by Owner is conducted on or is contiguous to the Site, the respective rights of those involved shall be established by Owner to assure general harmony.

         12.2 Clean Up of Site. Engineering Consultant shall use all reasonable efforts to ensure that the Site is kept clear of rubbish, and at the completion of the Work shall remove, or cause to be removed, all rubbish from and about the premises, and shall leave the Site clean and the Work ready for use.

                                   ARTICLE 13

                                     SAFETY

         13.1 Safety Programs. Engineering Consultant shall establish project safety, first aid, fire protection and security programs acceptable to Owner, and coordinate project safety for the duration of the time that Engineering Consultant is providing EPCM Services. Such period of time is referred to herein as the "Construction Period." Engineering Consultant shall obtain all health, fire and other relevant safety regulations, work practices and procedures prescribed by law and by Owner. Engineering Consultant shall arrange that Engineering Consultant's employees, Construction Contractors and any other persons visiting the Site at Engineering Consultant's request or invitation are notified of said regulations, practices and procedures at all times. Engineering Consultant shall maintain good housekeeping throughout the Site in order to protect the safety of all personnel and property. Engineering Consultant shall provide a detailed safety orientation and safety training for all personnel who enter the Site while the Work is being performed.

         13.2 Accident Reports. Engineering Consultant shall investigate and report all incidents and accidents including, but not limited to, any reportable release of a hazardous substance, and any injuries, promptly to Owner and to government authorities as required by law. Engineering Consultant shall consult with Owner's legal counsel during the course of investigating and reporting accidents in order to protect all privileges available to Owner.

                                   ARTICLE 14

              OWNER'S AND ENGINEERING CONSULTANT'S REPRESENTATIVES

         14.1 Representative of Owner. The Project Manager for Owner shall be Barney J. Burke, P.Eng., of Crystallex International Corporation.


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         14.2 Representative of Engineering Consultant. Engineering Consultant's
representative to Owner shall be John B. Scott, P.Eng.

                                   ARTICLE 15

                     SUPERVISION OF CONSTRUCTION CONTRACTORS

Owner must approve in advance the terms and conditions of all Construction Contracts with respect to the Work to be performed and all purchase orders with vendors pursuant to which materials, equipment and supplies will be purchased. Engineering Consultant shall develop and obtain Owner's approval of the standard terms and conditions of any Construction Contract or other contract to be managed by Engineering Consultant as limited agent for Owner hereunder and of any purchase order to be issued by Engineering Consultant as limited agent for Owner, by which material, equipment and supplies shall be purchased for any Work and by which construction services shall be provided for any Work. Unless otherwise approved by Owner in advance, all Construction Contracts shall provide that (a) invoices for all material, equipment and supplies purchased for any Work or for construction services provided for any Work must be submitted no later than the tenth (10th) day of the month following the month of purchase or during which the construction services were provided, and (b) Owner shall not be obligated with respect to, and shall be released from, any and all responsibility to pay or otherwise satisfy any invoice submitted after the fifteenth (15th) day of the second month following the month of purchase or during which construction services were rendered, provided that Owner, in its sole discretion, may waive any requirement in this Article if Owner deems it necessary or proper to do so. Owner may also, from time to time, promulgate modifications to such terms and conditions for use in all future contracts. Engineering Consultant shall have no authority to sign contracts or purchase orders except as specifically authorized in advance by Owner. Final approval of all construction and other contracts and purchase orders and the execution thereof, shall be the exclusive right of Owner.

                                   ARTICLE 16

                     WARRANTIES OF WORKMANSHIP AND MATERIALS

         16.1 Standard of Care. Engineering Consultant shall perform the EPCM Services under this Agreement in accordance with generally accepted standards for similar international engineering firms. For greater clarity, failure to perform a task required by this Agreement or material failure to conform with the requirements of this Agreement (unless otherwise excused pursuant to this Agreement) shall be considered to be a breach of this standard of care.

         16.2 Defective EPCM Services. Engineering Consultant shall properly and promptly re-perform at its own expense (in the case of EPCM Services), and/or pay for the repair or replacement (in the case of the balance of the Work or the Project), any defect in the EPCM Services, the Work, or the Project that is caused by the failure of the EPCM Services to satisfy the warranty set forth in the previous section ("Defective EPCM Services"). For purposes of this section, re-performance of EPCM Services shall include performing such other corrective work or services as may be required to correct

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Defective EPCM Services. Engineering Consultant's responsibilities for Defective
EPCM Services under this Article shall be limited to deficiencies that appear during the performance of the EPCM Services, or within one year after the date of commencement of Start-Up, or the date of termination or suspension of the EPCM Services under this Agreement, as applicable, and which are reported to Engineering Consultant in writing within a reasonable time after discovery by Owner, not to exceed an additional 60 days. Engineering Consultant shall provide such corrective services or work as promptly as reasonably possible, and to assist Owner in all reasonable ways and manners generally within the scope of the EPCM Services, so as to cause any Defective EPCM Services to be corrected as soon as reasonably possible.

         16.3 Construction Contractors. Engineering Consultant shall use best efforts to require all Construction Contractors, at their sole expense, to repair or replace, as may be necessary during the progress of the EPCM Services, any work, materials, or equipment furnished that do not conform to the requirements of their respective contracts. If any Construction Contractor's failure to conform to its contract is due to negligence or a breach of this Agreement on the part of Engineering Consultant, Engineering Consultant shall manage and supervise, as its sole expense, the repair or replacement.

         16.4 Responsibility for Cost of Repair. Any cost incurred by Owner for repairing or replacing materials, equipment, work, or services incorporated or to be incorporated in, or required for the completion of, the Work or the Project as a direct result of the fault or failure of Engineering Consultant, shall be borne by Engineering Consultant in proportion to its responsibility for causing such costs.

         16.5 Failure to Perform. If Engineering Consultant fails or refuses to perform any of its warranty obligations hereunder within 30 days of written notice to perform from Owner or if Engineering Consultant fails to diligently complete such obligations, Owner may undertake the warranty work with its own employees or those of third parties and the cost shall be paid by Engineering Consultant.

                                   ARTICLE 17

                                   INSPECTION

Owner shall have the right at all times to inspect any part of the Work or the EPCM Services at the Site, or at any place where materials are located or are in preparation. If the specifications or Owner's instructions require any part of the Work or the EPCM Services to be tested or approved, Engineering Consultant shall give Owner timely notice of its readiness for inspection, and Owner shall promptly inspect it.

                                   ARTICLE 18

                                     PATENTS

Each of the Parties shall indemnify and save the other harmless from and against any and all claims arising out of any patent infringement or claims thereof pertaining to any process, design or operating processes, materials, equipment, tools, implements, or

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construction processes specified by such Party, for any EPCM Services or Work constructed or to be constructed or any EPCM Services provided by such Party under this Agreement. If Engineering Consultant advises Owner of the potential need of a license and Owner instructs Engineering Consultant to proceed without the same, Engineering Consultant shall not have any further obligation under this Article with respect to claims or liability arising out of the failure to obtain such license.

                                   ARTICLE 19

                             TERMINATION OF THE WORK

         19.1 Owner's Rights of Suspension or Termination. Owner, in its sole discretion and for any reason deemed necessary or proper by Owner, shall have the right at any time to suspend any part or all of the Work or EPCM Services for as long as Owner deems necessary, or to terminate this Agreement with respect to all or any part of the Work or the EPCM Services. Prior to exercising the right of termination provided for in this Section, Owner shall give Engineering Consultant ten (10) days advance notice of Owner's intention to exercise the right. The notice shall describe the effective date of suspension or termination. If the EPCM Services are suspended for a continuous period totaling more than 120 days, Engineering Consultant shall be entitled to demobilize its staff and reassign its staff to other activities or work.

         19.2 Engineering Consultant's Right to Payment in the Event of Suspension or Termination. Subject to a right of offset in favor of Owner for the amount of any damages incurred or suffered by Owner and for which Engineering Consultant is liable under this Agreement, Engineering Consultant shall be entitled to full payment for any EPCM Services done or performed by it under the terms and conditions of this Agreement up to the effective date of such suspension or termination and for a reasonable period thereafter not exceeding forty-five (45) days, including unpaid obligations to suppliers and others, transportation costs for returning employees, and construction tools and equipment. Engineering Consultant and Owner shall work together to develop a mutually agreeable program during any period of suspension and Engineering Consultant shall be paid all proper fees and expenses incurred in accordance with such agreed program during such period of suspension and shall use all reasonable efforts to reassign personnel engaged in the performance of the EPCM Services as quickly as possible to minimize the expense of Owner. Subject to the same right of offset, Owner will pay such other expenses that are reasonably incurred by Engineering Consultant as a result of suspension or termination as may be mutually agreed upon. Owner's offset rights under this Agreement shall be in addition to and not in derogation of any other right at law or in equity that is available to Owner or to which Owner would otherwise be entitled.

         19.3 Full Ownership in Owner. Engineering Consultant agrees to execute and deliver to Owner all documents satisfactory to Owner and to take all steps necessary to fully vest in Owner the rights and benefits of Engineering Consultant under existing commitments with suppliers and others.

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         19.4 Engineering Consultant's Right to Terminate. Engineering
Consultant shall be entitled to suspend or terminate the contract on 30 calendar days' written notice in the event of an ongoing material default by Owner. Reasonable costs incurred in respect of any such suspension shall be to the account of Owner.

         19.5 Engineering Completion.

              (a) It is acknowledged by the parties that Owner, in order to support the financing of the Project, or for other reasons, may see fit to replace this Agreement with an EPC (Engineering-Procurement-Construction) or PC (Procurement-Construction) type agreement with Engineering Consultant or a third party. In such event, Engineering Consultant agrees, under those conditions, and subject to payment for services so rendered as provided in this Agreement to promptly and diligently complete engineering services and related procurement functions as designated by Owner and contemplated by this Agreement.

              (b) Any services provided by Engineering Consultant to Owner as contemplated by this Article 19.5 shall be provided in accordance with the terms and provisions of the Agreement and for that purpose the Agreement shall remain in full force and effect.

                                   ARTICLE 20

                            LIMITATIONS OF LIABILITY

         20.1 Limitation. Neither Party shall be liable to the other for lost or delayed revenues, profits, production, investment or cash flow, or indirect or consequential damages except as specifically provided in this Agreement. The total liability of Engineering Consultant to Owner arising under or in respect of this Agreement shall be limited to CDN$10 million plus any penalties applicable under the Article entitled "MILESTONE AND INCENTIVE PROGRAM," if any, and plus any indemnification under the following section.

         20.2 Engineering Consultant's Liability for Third Party Claims. Engineering Consultant shall indemnify and save harmless Owner, its officers, directors, shareholders, employees, agents, representatives and anyone to whom Owner may be liable, and defend any or all of them at Owner's request, from and against any and all claims, losses, fines, damages, expenses (including attorneys' fees and other costs of defense), liabilities, taxes, contributions, severance payments, damages, demands, or causes of action for personal injuries, including death, resulting therefrom, and for property damage caused or alleged to have been caused by any negligent act or omission on the part of Engineering Consultant, persons directly or indirectly employed by Engineering Consultant or based on infringement of any patent or invention specified by Engineering Consultant. Owner shall, subject to the reasonable approval of Engineering Consultant or its insurers, be entitled to designate the legal counsel to be selected and paid by Engineering Consultant for the purpose of defending Owner, its officers, directors, shareholders, employees, agents or representatives in any such suit or action.

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         20.3 Owner's Liability for Third Party Claims. Owner shall indemnify and save harmless Engineering Consultant, its officers, directors, shareholders, employees, agents, representatives and anyone to whom Engineering Consultant may be liable, and defend any or all of them at Engineering Consultant's request, from and against any and all claims, losses, fines, damages, expenses (including attorneys' fees and other costs of defense), liabilities, taxes, contributions, severance payments, damages, demands, or causes of action for personal injuries, including death, resulting therefrom, and for property damage caused or alleged to have caused by any negligent act or omission on the part of Owner, persons directly or indirectly employed by Owner or based on infringement of any patent or invention specified by Owner. Engineering Consultant shall, subject to the reasonable approval of Owner or its insurers, be entitled to designate the legal counsel to be selected and paid by Owner for the purpose of defending Engineering Consultant, its officers, directors, shareholders, employees, agents or representatives in any such suit or action.

         20.4 Owner's Right to Recover Insurance Proceeds. Any and all amounts recovered by Engineering Consultant under any of the insurance policies obtained by Engineering Consultant shall be immediately tendered and paid to Owner, to the extent of any damages suffered by Owner that relate to events or incidents relating to breach or failure to perform by Engineering Consultant that are covered by such insurance policies. Owner's election to recover amounts under any insurance policy maintained by Engineering Consultant shall not preclude Owner from obtaining any other recovery directly from Engineering Consultant to which Owner is entitled under this Agreement.

         20.5 Compliance With All Applicable Laws. Engineering Consultant's liability for failing to comply with all applicable laws and regulations or for failing to require others to comply with all applicable laws and regulations shall be limited to compliance with those laws and regulations of which the Engineering Consultant is actually aware or of which Engineering Consultant ought reasonably to be aware, based on the usual and customary standard of care and diligence practiced by recognized international engineering and consulting firms in performing work of a similar nature.

                                   ARTICLE 21

                                    INSURANCE

         21.1 Coverage to be Provided by Engineering Consultant. Engineering Consultant shall, at all times during the performance of the Work, maintain in full force and effect:

              (a) Professional liability insurance in the amount of CAD$10,000,000 per claim and in the aggregate. The insurance policies, the issuing companies, and all matters with respect to the adequacy of protection shall be subject to the prior and continuing approval of Owner, which approval shall not be unreasonably withheld. This insurance shall be maintained in force until at least three (3) years after completion of the Work. The cost of maintaining such

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         insurance shall not be a reimbursable cost under this Agreement and such insurance shall not be project specific.

              (b) Automobile insurance on all vehicles used or provided by Engineering Consultant in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury and property damage, US$1,000,000 inclusive any one accident. Non-owned vehicles coverage shall be provided as an endorsement to the policy.

              (c) Aircraft liability insurance covering owned and non-owned aircraft exposures on all aircraft utilized by Engineering Consultant in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury (including passenger hazard) and property damage, US$10,000,000 inclusive any one accident and shall be maintained at all times during utilization of aircraft.

              (d) Watercraft liability insurance covering owned and non-owned watercraft exposures on all watercraft utilized by Engineering Consultant in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury and property damage, US$10,000,000 inclusive any one accident and shall be maintained at all times during utilization of watercraft.

              (e) Workers' compensation and/or employer's liability and employee benefits insurance as required by the law of the jurisdictions in which the Work is being performed for all persons employed by Engineering Consultant.

              (f) Property insurance covering construction plant, equipment, and materials not consumed in the course of the Work or that do not form an integral part of the completed Project. The Engineering Consultant shall also ensure that all consultants, sub-consultants, Construction Contractors and sub-contractors maintain similar insurances to those to be provided by the Engineering Consultant under Article 21.1(e) and
         Article 21.1(f).

         21.2 Coverage to be Provided by Owner. Owner shall, at all times during the performance of the Work, arrange for and keep in full force and effect:

              (a) Automobile insurance on all vehicles used or provided by Owner in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury and property damage, US$1,000,000 inclusive any one accident. Non-owned vehicles coverage shall be provided as an endorsement to the policy.

              (b) Course of construction insurance covering the insurable portions of the Work that are to be incorporated into the Project against direct physical loss or damage. This policy will not insure construction plant, equipment or materials

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         owned or leased by the Engineering Consultant or Construction
         Contractors and not used or consumed or forming an integral part of the completed Project.

              (c) Marine transit insurance coverage for all materials while in overseas transit to the Site and not otherwise covered by the Course of Construction policy in place for the Project.

              (d) Comprehensive general liability insurance in an amount not less than US$10,000,000 to provide coverage for liability for personal injury, bodily injury including wrongful death, property damage, and 12 months completed operations or maintenance operations coverage.

              (e) Aircraft liability insurance covering owned and non-owned aircraft exposure on all aircraft utilized by Owner in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury (including passenger hazard) and property damage, US$10,000,000 inclusive of any one accident and shall be maintained at all times during utilization of aircraft.

              (f) Aviation premises and hangarkeepers liability insurance in respect of airstrip liability. The limits of such insurance shall be at least, for bodily injury and property damage, US$10,000,000 inclusive any one accident.

              (g) Watercraft liability insurance covering owned and non-owned watercraft exposures on all watercraft utilized by Owner in connection with the Work under this Agreement. The limits of such insurance shall be at least, for bodily injury and property damage, US$10,000,000 inclusive any one accident and shall be maintained at all times during utilization of watercraft.

         21.3 Terms of Coverage. Owner and Engineering Consultant shall each maintain such insurance policies for as long as Engineering Consultant provides services under this Agreement, unless otherwise expressly provided herein, at no cost to the other. Such policies, where appropriate, shall be in the joint names of the Owner, Engineering Consultant and all Construction Contractors and shall contain a waiver of subrogation in favor of Engineering Consultant or Owner, as the case may be, and their officers, directors, employees, and related entities.

         21.4 Prior Approval. The amount of such insurance, the forms of the policies, the issuing companies, and all matters with respect to the adequacy of protection shall be subject to the prior and continuing approval of Owner and Engineering Consultant. Engineering Consultant shall provide Owner with certificates of insurance confirming coverage as required by this Agreement. Each certificate (other than the policy of professional liability insurance) shall name Owner as a loss payee and additional insured under all insurance policies that are the responsibility of Engineering Consultant under this Agreement. All certificates shall include a provision to the effect that all named insureds be given not less than thirty (30) days' prior written notice of any cancellation or, if generally provided by insurers, of material changes that affect the coverage.

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         21.5 Coverage Not a Limitation. No amount of insurance coverage provided for in this Agreement or otherwise shall be interpreted as a limitation of Engineering Consultant's liability for breach of any provision of this Agreement.

                                   ARTICLE 22

                               GENERAL PROVISIONS

         22.1 Mining Terms. Unless otherwise defined herein, terms used in this Agreement that refer to the mining industry have the meanings customarily given such terms in the mining industry.

         22.2 Default and Opportunity to Cure. No Party shall be in default under this Agreement unless the Party first receives written notice from the one or more other Parties of the specific reasons for the alleged default, together with a period of thirty days from the date of the notice, in the case of an alleged non-monetary default, and ten days from the date of the notice, in the case of an alleged monetary default, to accomplish a cure of the alleged default. In the event that a non-monetary default is not capable of being cured within such period, a Party shall not be in default who has promptly commenced and diligently continues, for up to twelve months, to remedy such default. A Party claiming the protection of the preceding sentence shall provide the other Party with a notice of commencement of efforts to remedy a non-monetary default. The notice shall state with particularity the cause of the default and the efforts, and timetable for the efforts, that the Party intends to take to cure the non-monetary default, and the Party claiming such protection shall update the notice so provided no less frequently than every 30 days thereafter, until the non-monetary default is cured or until twelve months have passed, whichever occurs first.

         22.3 Costs and Fees. If either Party breaches any term of this Agreement, the breaching Party agrees to pay the non-breaching Party all reasonable attorneys' fees, costs, and expenses incurred by the non-breaching Party in enforcing this Agreement.

         22.4 Waiver. No delay by a Party in exercising any right or remedy shall constitute a waiver of a Party's rights under this Agreement, and no waiver by either Party of the breach of any covenant of this Agreement by the other shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

         22.5 Termination. In addition to, and without limitation of any and all other rights of Owner at law or equity arising out of breach of any provision of this Agreement by Engineering Consultant, either Party may terminate this Agreement if the other Party breaches any material obligation hereunder and fails to cure such breach within thirty (30) days after receiving written notice of such breach. In the event that a non-monetary default is not capable of being cured within such period, a Party shall not be in default who has promptly commenced and diligently continues, for up to twelve months, to remedy such default. A Party claiming the protection of the preceding sentence shall provide the other Party with a notice of commencement of efforts to remedy a non-

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monetary default. The notice shall state with particularity the cause of the default and the efforts, and timetable for the efforts, that the Party intends to take to cure the non-monetary default, and the Party claiming such protection shall update the notice so provided no less frequently than every 30 days thereafter, until the non-monetary default is cured or until twelve months have passed, whichever occurs first. The termination or expiration of this Agreement by one Party shall not terminate any obligation accrued prior to such termination or expiration, including, without limitation, any obligation of the other Party to indemnify or protect the terminating Party or any obligation of the other Party to preserve records, obey laws, etc.

         22.6 Use of Airplane. Engineering Consultant, its personnel, and persons under its control shall be entitled to use airplanes (the "Airplane") of Owner, or an affiliate or related entity (collectively a "Related Entity"), subject to flight and space availability, for flights to or from the Project or otherwise.

              (a) It is expressly acknowledged that the use of the Airplane by Engineering Consultant, its personnel, and persons under its control is at their sole discretion and risk and neither Owner nor its Related Entities shall have any responsibility whatsoever in the event of accidents, delays, flight cancellations, or space unavailability. Engineering Consultant shall be solely responsible for any personal or bodily injury to its personnel and persons under its control who use the Airplane and for any property transferred by the Airplane. Engineering Consultant agrees to protect, indemnify, hold harmless, and defend Owner, its Related Entities and each of their directors, officers, shareholders, employees, agents, and representatives against any and all cost, expenses, damages, liabilities, or losses, including reasonable attorneys' fees, suffered by Engineering Consultant, its personnel, or persons under its control as a result of the use of the Airplane.

              (b) It is also expressly acknowledged that Owner and its Related Entities have no responsibility to carry insurance for the personnel of Engineering Consultant or persons under its control who are not employees of Owner.

              (c) Engineering Consultant shall advise its personnel and persons under its control using the Airplane concerning: (1) the type and condition of the Airplane; (2) the applicable licenses and certificates related to the Airplane; (3) the name(s) and certificate(s) of the pilot(s); and (4) that the use of the Airplane is not compulsory. Engineering Consultant shall be solely responsible for failing to provide the foregoing information.

              (d) The use of the Airplane by Engineering Consultant, its personnel, and persons under its control shall be subject to the authorization of Owner prior to each flight. Engineering Consultant shall comply, and ensure that its personnel and persons under its control comply, with any rules established by Owner or its Related Entities as concerns the use of the Airplane. Subject to the conditions set

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         forth in this Article, the use of the Airplane by Engineering
         Consultant, its personnel, and persons under its control shall be free of charge.

         22.7 Notices. Any notices or other written communications required or permitted to be given under this Agreement shall include a reference to the Agreement and shall be deemed given upon actual delivery thereof, or if by fax, on the day following transmission thereof, or if by certified or registered mail, on the fifth day after mailing the same, return receipt requested, addressed as follows:

         To Owner:

         Attn: Ron Colquhoun
         Vice President Technical Services
         Crystallex International Corporation
         18 King St. East, Suite 1210,
         Toronto, Ontario
         Canada M5C 1C4

         with a copy to

         Daniel R. Ross

         Crystallex International Corporation
         18 King St. East, Suite 1210,
         Toronto, Ontario

         Canada M5C 1C4
         Tel:  416-203-2448
         Fax:  416-203-0099

         To Engineering Consultant:

         Michael Day

         Senior Vice Present, Mining and Metallurgy
         SNC-Lavalin Engineers and Constructors
         2200 Lake Shore Boulevard West

         Toronto, Ontario M8V 1A4
         Tel:  416-252-5311
         Fax:  416-231-5356

         22.8 Interpretation and Time. The captions of the Sections of this Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the Parties and, accordingly, shall not be construed for or against either Party regardless of which Party drafted this Agreement or any portion thereof.

         22.9 Cooperation with Lenders. It is understood that Owner intends to procure project financing or other financing arrangements suitable to Owner to complete the

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Project. Engineering Consultant shall cooperate with and act reasonably in any dealings with any lender to the Project, and shall use its reasonable best efforts to assist Owner in its dealings with any lender to the Project, including participation in oral and written presentations to prospective lenders.

         22.10 Successors and Assigns. Neither party shall be entitled to assign to any other person or entity any or all of its rights and responsibilities under this Agreement without first obtaining the prior consent of the other party who may withhold its consent to the proposed assignment in its sole and absolute discretion.

              (a) Notwithstanding anything to the contrary in this Agreement, Owner shall have the absolute right, at any time, and from time to time, to grant, transfer, assign, charge or otherwise encumber: (i) this Agreement; (ii) Owner's right, title and interest hereunder; and
         (iii) all claims resulting from any failure of performance or compliance with any of the provisions of this Agreement, to any lender to Owner or agents or trustees appointed for such lender (collectively, the "Lender"). Owner shall promptly, upon the transfer, grant, assignment, charge or encumbrance of the Agreement, notify Engineering Consultant of the occurrence of the transfer, grant, assignment, charge or other encumbrance and of the name and address of any Lender. The Lender shall have full power and authority, in the Lender's own name or in the name of Owner or otherwise, to enforce this Agreement against Engineering Consultant and to collect, receive and give receipts and releases for such amounts and Owner hereby agrees that Engineering Consultant shall not be bound to enquire as to the entitlement of any such Lender to take such action. Engineering Consultant hereby irrevocably:

                  (1) Consents to such grant, transfer, assignment, charge or other encumbrance and, in the event of Owner's default in respect of sums due to the Lender, to the exercise by the Lender of its rights as a secured party;

                  (2) Agrees to perform its obligations under the Agreement for the benefit of the Lender (or its assignee, designee or successor in interest in connection with the exercise of its rights) provided Owner, the Lender or such assignee, designee or successor is performing Owner's obligations under this Agreement; and

                  (3) Agrees to execute and deliver to the Lenders such
              acknowledgements or agreements with the Lender as the Lender may reasonably require to accomplish and perfect the creation of security and other rights of the Lender under this section.

              (b) In the event there shall occur and be continuing a default of Owner or event which, with the lapse of time or giving of notice, or both, would be a default of Owner under this Agreement (a "Default") entitling Engineering Consultant to terminate the Agreement, Engineering Consultant shall give the

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         Lender written notice of such Default or event, by registered or certified mail, return receipt requested. If Owner fails to cure such Default, Engineering Consultant shall afford the Lender a reasonable opportunity to cure any default by the Owner including any damages due to delay resulting from the Lender's extended opportunity to cure.

              (c) Engineering Consultant further agrees that in the event the Lender forecloses on Owner's interests hereunder (or if the Agreement should be assigned to the Lender in lieu of foreclosure), the Lender or any purchaser at such foreclosure proceeding shall be entitled to succeed to Owner's interests hereunder provided such Lender or purchaser continues to perform Owner's obligations under this Agreement and such succession shall not constitute a breach of any provision of this Agreement prohibiting subletting or assignment or of any other provision of the Agreement. If the Lender should acquire this Agreement by foreclosure, an assignment in lieu of foreclosure or otherwise, Engineering Consultant agrees that the Lender may assign or sublet the Agreement to an assignee who is financially reliable and who agrees to perform Owner's obligations hereunder. In the event of any such assignment by the Lender, the Lender shall have no further obligations under the Agreement and the assignee shall be entitled to the benefit of all of the provisions of the Agreement.

              (d) On termination of this Agreement prior to the stated expiration of the term hereof for any reason whatsoever, including default, Engineering Consultant shall enter into a new agreement with the Lender with the highest lending priority immediately prior to the termination of this Agreement if the Lender (i) gives notice of request for such a new agreement within thirty (30) days after termination of this Agreement; (ii) pays all costs incurred by Engineering Consultant as a result of default and/or termination; and (iii) remedies all defaults as though this Agreement had not been terminated. The new agreement shall be for the remainder of the term hereof, effective at the date of termination upon the same financial terms and under the provisions hereof.

         22.11 No Partnership, No Third-Party Beneficiaries. This Agreement is not intended to, and nothing contained in this Agreement shall create any partnership, joint venture or other similar arrangement between the Parties. No term or provision of this Agreement is intended to or shall be for the benefit of any third-party beneficiary, person, firm, corporation or other entity not a party hereto, and no third party shall have any right or cause of action against any of the Parties under this Agreement.

         22.1 Entire Agreement. No verbal agreement or conversation with any officer, agent, or employee of Owner or Engineering consultant, either before or after the execution of this Agreement, shall affect or modify any of its terms or obligations herein contained. This Agreement constitutes the entire agreement between the Parties hereto, with respect to the subject matter hereof, and no changes, alterations or modifications hereof shall be effective, unless in writing. Such changes, alterations or modifications to this Agreement, including agreed-upon interpretations of meaning and other mutually

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agreed-upon conditions provided for in this Agreement, shall be covered by the issuance of a Change Order signed by both parties. Any services provided for herein which were performed or caused to be performed by Engineering Consultant prior to the date of the execution of this Agreement shall be deemed to have been performed under this Agreement.

         22.13 Further Assurances. Each of the Parties shall execute and deliver all such other and additional documents and perform all such acts, in addition to execution and delivery of this Agreement and performance of the Party's obligations hereunder, as are reasonably required from time to time in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

         22.14 Incorporation of Appendices. All Appendices attached to this Agreement are by this reference incorporated herein.

         22.15 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the Province of Ontario, Canada without regard to conflict of law principles.

         22.16 Resolution of Disputes. The Parties agree that the EPCM Services are an integral part of the Project and that the Project is international in nature. The investment capital for the Project will come from international sources. Owner and Engineering Consultant are both North American companies. Engineering Consultant will be managing contractors and vendors from Venezuela and other countries. In consideration of the interrelationship of the various contracts necessary for construction of the Project and the importance of a common interpretation of the contracts, the Parties agree that international arbitration, subject to the same substantive and procedural rules, is the appropriate mechanism for resolution of all disputes that may arise under this Agreement or other contracts integral to the Project. The Parties expressly agree that all disputes shall be resolved by arbitration and expressly renounce their right to submit a dispute arising under this Agreement to the courts of their own country or of any other country. Accordingly, any dispute, controversy, or claim arising out of or relating to this Agreement or the breach, termination, or invalidity thereof ("dispute") shall be resolved as follows:

              (a) The Parties shall endeavor for a period of one month to resolve the dispute by negotiation between the Crystallex COO and Engineering Consultant's Senior Vice President, Mining and Metallurgy.

              (b) If negotiations are unsuccessful, the Parties shall, at the request of either Party attempt to mediate the dispute before a mutually acceptable mediator. The mediation shall be completed within three weeks of the request for mediation unless the period is extended in writing by the Parties.

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              (c) In the event the dispute is not successfully mediated, the
         Parties agree to submit the dispute to binding arbitration in accordance with the UNCITRAL Arbitration Rules in effect at the date of this Agreement.

              (d) Unless otherwise agreed by the Parties, there shall be one arbitrator who shall be a person with a technical expertise or background in the subject area of the dispute.

              (e) If the Parties are unable to select an arbitrator within 30 days of the notice of arbitration, the arbitrator shall be selected by the International Centre for Dispute Resolution, New York, New York, U.S.A.

              (f) Unless otherwise agreed by the Parties, the place of arbitration shall be Miami, Florida, U.S.A. The arbitration shall be administered by the International Centre for Dispute Resolution, New York, New York, U.S.A.

              (g) Unless otherwise agreed by the Parties, the language of the arbitration shall be English.

              (h) The arbitrator shall have the authority to order the Parties to produce documents or things for inspection and to provide appropriate discovery to each other, including the depositions of Party witnesses and the exchange of expert reports.

              (i) The arbitrator shall have the authority to order interim measures or preliminary injunctive measures and to require an undertaking or bond if appropriate.

              (j) At the request of any Party, there shall be an oral hearing for the presentation of oral testimony and oral argument. Written presentations may also be received. The Parties shall have the right to cross examine witnesses, if requested.

              (k) The arbitrator shall have the authority to administer oaths and to issue orders requiring the presence of witnesses at the hearing if consistent with local law, or to apply to a local court to issue such orders.

              (l) The arbitrator shall decide the matter on the basis of fairness and equity (ex aequo et bono) and in accordance with the provisions of this Agreement.

              (m) The arbitrator shall render a decision in writing in English not more than six months after the appointment of the arbitrator. The decisions shall be final and binding on the Parties and not subject to appeal or review.

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              (n) The prevailing Party shall be entitled to an award of costs and attorneys' fees unless the arbitrator determines that each Party should bear its own costs and split the common costs of arbitration.

         22.17 Multi-Party Disputes. In the event that a dispute between the Parties arises out of or is related to a dispute between one of the Parties and a third party involving the EPCM Services or the Project ("Related Party Dispute") and the Related Party Dispute relates to the obligations of the Parties under this Agreement and there are common issues of law or fact so that there is a possibility of conflicting rulings if the dispute and the Related Party Dispute are decided in more than one arbitration proceeding, the Parties agree as follows:

              (a) At the request of any Party, the dispute and the Related Party Dispute(s) shall be consolidated and determined by a single arbitrator, who shall be a person with a technical expertise or background in the subject area of the dispute, in a single arbitration proceeding pursuant to the UNCITRAL Arbitration Rules.

              (b) Any Party seeking consolidation shall give written notice of a request for consolidation to all parties sought to be consolidated (the "participants") within 15 days of the notice of arbitration.

              (c) If all participants are not able to agree on an arbitrator to hear the consolidated matter within 30 days of the request for consolidation, a single arbitrator shall be selected by the International Centre for Dispute Resolution. The place of the arbitration shall be Miami, Florida, U.S.A. The arbitration shall be administered by International Centre for Dispute Resolution, New York, New York, U.S.A.

              (d) The language of the arbitration shall be English. At the request of any participant, the arbitrator shall also be fluent in Spanish.

              (e) The arbitrator shall have the authority to order the participants to produce documents or things for inspection and to provide appropriate discovery to each other, including the depositions of participant witnesses and the exchange of expert reports.

              (f) The arbitrator shall have the authority to order interim measures or preliminary injunctive measures and to require an undertaking or bond if appropriate.

              (g) At the request of any participant, there shall be an oral hearing for the presentation of oral testimony and oral argument. Written presentations may also be received. The participants shall have the right to cross-examine witnesses, if requested.

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              (h) The arbitrator shall have the authority to administer oaths and to issue orders requiring the presence of witnesses at the hearing if consistent with local law, or to apply to a local court to issue such orders.

              (i) The arbitrator shall decide the matter on the basis of fairness and equity (ex aequo et bono) and in accordance with the provisions of the applicable agreements.

              (j) The arbitrator shall render a written decision in English not more than six months after the notice of arbitration. The decisions shall be final and binding on the Parties and not subject to appeal or review.

              (k) The arbitrator shall have the authority to vary the UNCITRAL Rules where appropriate to accommodate the fact that there are multiple parties and to achieve the efficient administration of justice. The arbitrator shall designate on a claim-by-claim basis, which shall be the claimant, the defendent(s), or the counter-claimant. The arbitrator shall also have the authority to determine the appropriateness of consolidation of claims or parties.

              (l) The provisions of this section shall not apply unless the Related Party Dispute arises under a contract containing a multi-party dispute resolution clause similar to this section.

         22.18 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         22.19 Force Majeure. If either Party is prevented by any event of Force Majeure from carrying out any of its obligations pursuant to this Agreement (including without limitation any act of God, war, riot, labour dispute, fire or any cause beyond the control of such Party except for financial inability), then any scheduled time for performance shall be extended for as long as the Force Majeure continues to prevent the performance of such obligations. Any Party prevented from carrying out any obligations by Force Majeure shall promptly give the other Party notice of the Force Majeure including reasonably full particulars in respect thereof, and the efforts that the claiming Party intends to take to remedy and resolve the event of Force Majeure as soon as possible. The notice shall be provided within 96 hours after the occurrence of the event of Force Majeure. If the event of Force Majeure continues beyond 60 days, either party may terminate this Agreement.

         22.20 Confidentiality. Engineering Consultant, its employees and subcontractors, if any, shall hold in confidence and not disclose to any person without the prior written consent of Owner, any and all oral or written information, analyses, reports, studies, costs, strategies, formulas, devices, trade secrets and other information

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whatsoever relating to Owner, the Work, or the Project (collectively
"Confidential Information") which is disclosed to, otherwise made available to, or obtained by, Engineering Consultant, its employees, agents, servants or subcontractors, directly or indirectly, in connection with the Work or the Project. Engineering Consultant shall not, and shall cause its employees, agents and servants not to use Confidential Information for any purpose other than performing the Work. Engineering Consultant agrees to return all Confidential Information to Owner upon request, and to destroy any documents, memoranda, notes and other writings containing or reflecting Confidential Information. The term "Confidential Information" shall not include (i) any information that at the time of disclosure is in the public domain; (ii) any information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of a party; (iii) any information that the receiving party can show was in its possession at the time of the disclosure and that without breach of any obligation of confidentiality, it is free to disclose generally to the public; and (iv) any information that the receiving party can show was received by it after the time of disclosure, from a third person did not acquire it directly or indirectly from the disclosing party or its related entities under an obligation of confidentiality, and that without breach of any obligation of confidentiality the receiving party is free to disclose generally to the public; provided, however, that in determining whether any obligation of confidentiality would be breached any obligation which has lapsed merely as a result of the passage of time shall be deemed to be in effect for purposes of this section. This section shall survive the expiration or termination of this Agreement and for a period of five (5) years thereafter.

22.21 FCPA/CFPOA. Each Party hereby covenants and agrees to comply, and to cause its affiliates and subcontractors to comply, with all laws and regulations applicable to the Parties in respect of the matters contemplated herein and to take no actions, and to cause its affiliates to take no actions, of any nature which would contravene any of such laws or regulations or which would contravene any provision of the United States Foreign Corrupt Practices Act ("FCPA") or the Canadian Corruption of Foreign Public Officials Act or the Criminal Code of Canada (collectively the "CFPOA") including, without limitation, offering or paying or giving anything of value, either directly or indirectly, to an officer or employee of any government or any department, agency or instrumentality thereof, or any person acting in an official capacity for or on behalf of any government or department, agency or instrumentality, or of any political party or to any candidate for political office for the purpose of influencing an act or decision in his or her official capacity, or inducing him or her to do or omit to do any act in violation of his or her lawful duty or to use his or her influence with any government, in order to assist a Party or any of their respective affiliates in obtaining or retaining business, or an advantage in the course of business, for or with, or directing business to, any person. Engineering Consultant hereby acknowledges and agrees that Engineering Consultant and each of its affiliates and subcontractors is an independent contractor and is not a legal representative or agent of Owner or of any of its affiliates for any purpose and does not have the right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or obligation, express or implied, in the name or on behalf of Owner or any of its affiliates for any purpose including, without limitation, in

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(Las Cristinas Project)
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

                             [CRYSTALLEX LETTERHEAD]

--------------------------------------------------------------------------------


any manner that would or could result in a violation or contravention of the provisions of the FCPA or the CFPOA. Engineering Consultant agrees that if it at any time receives any request relating to Owner or any of its affiliates or the Project that Engineering Consultant reasonably believes may constitute a violation of any applicable law (including, without limitation, the FCPA or the CFPOA), Engineering Consultant shall promptly notify Owner and shall provide it with all relevant particulars respecting that request.

              (a) All payments to Engineering Consultant hereunder will be solely by check or bank transfer; no payment will be in cash or bearer instrument, and no payment will be made to any corporation or person other than Engineering Consultant.

              (b) Engineering Consultant represents that it is familiar with the FCPA and the CFPOA and their purposes - in particular, it is familiar with the provisions that prohibits the payment or giving of anything of value, either directly or indirectly, to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist a company in obtaining or retaining business, or an advantage in the course of business, for or with, or directing business to, any person.

              (c) Engineering Consultant further represents and covenants that none of Engineering COnsultant's partners, owners, principals and staff members are officials, officers or representatives of any government, and that no part of the compensation to be provided to Engineering Consultant hereunder will be accepted or used by Engineering Consultant for any purpose, nor will it take any action which would constitute a violation of any law of the various jurisdictions in which it performs services or of the United States or Canada, including the FCPA and the CFPOA. For its part, Owner represents and convenants that it does not desire and will not request any service or action by Engineering COnsultant that would or might constitute any such violation.

              (d) Engineering Consultant agrees to provide the full disclosure of the existence and terms of this Agreement and any subcontract at any time and for any reason to whomever Owner determines has a legitimate need to know such terms for purposes of complying with this section including, without limitation, the governments of Venezuela, the United States, and Canada.

              (e) Engineering Consultant acknowledges, and Owner represents, that no agent or employee of Owner shall have authority to give any express or implied direction, whether written or oral, authorizing Engineering COnsultant to make any commitment to any third party on behalf of Owner in violation of the terms of this Agreement.

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Construction Management Agreement
(Las Cristinas Project)
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

                             [CRYSTALLEX LETTERHEAD]

--------------------------------------------------------------------------------

              (f) Owner shall be entitled to conduct an audit with respect to all invoices submitted to it by Engineering Consultant. Upon notice that Owner has elected to conduct an audit, Engineering Consultant shall make available to Owner all supporting documents requested by Owner including, but not limited to, invoices, receipts and original entry records for all charges invoiced to Owner.

              (g) Violation of this section may be deemed by Owner to be a material breach of this Agreement and any other contract with Owner and subject all contracts with Engineering Consultant to termination for default, as well as any other remedies at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement on the dates set forth below, to be effective as of the date first set forth above.

                                       CRYSTALLEX INTERNATIONAL CORPORATION

Date: March 23/04                          By: /s/ Ronald H. Colquhoun
      -----------                              ----------------------
                                           Name: Ronald H. Colquhoun
                                               ----------------------
                                           Its: VP Technical Services

                                               ----------------------


Date: March 23/04                          By: /s/ Daniel R. Ross
      -----------                              ------------------
                                           Name: Daniel R. Ross
                                               ------------------
                                           Its: Exec. VP Corp. Counsel
                                                -----------------------


                                       SNC-LAVALIN ENGINEERS & CONSTRUCTORS INC.

Date: 23/3/04                              By: /s/ Michael Day

      -------                                  ---------------
                                           Name: Michael Day

                                               ---------------
                                           Its: Senior Vice President

                                                ---------------------


Date:                                      By:
      -----------                              ------------------------
                                           Name:
                                                -----------------------
                                           Its:
                                               ------------------------



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Engineering, Procurement And
Construction Management Agreement
(Las Cristinas Project)
570160.11


                              [Appendices Omitted]